Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF

VRINGO, INC.

Vringo, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

1. The name of the Corporation is Vringo, Inc. The Corporation’s original Certificate of Incorporation was filed with the Delaware Secretary of State on January 9, 2006. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 9, 2006, July 12, 2006, August 9, 2006 and July 30, 2007. An amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 21, 2008 and December 29, 2009.

2. That the Board of Directors duly adopted resolutions setting forth a proposed amendment and restatement of the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and directing its officers to submit said amendment and restatement to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment and restatement is as follows:

“THEREFORE, BE IT RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows, subject to the required consent of the stockholders of the Corporation:

FIRST: The name of the Corporation (hereinafter the “Corporation”) is Vringo, Inc.

SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801; and the name of the Registered Agent of the Corporation at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH: The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock, par value $0.01 per share (“Common Stock”) and Preferred Stock, par value $0.01 per share (“Preferred Stock”). The total number of shares the Corporation shall have the authority to issue is thirty three million (33,000,000) shares, twenty eight million (28,000,000) shares of which shall be Common Stock and five million (5,000,000) shares of which shall be Preferred Stock.

(1) Common Stock. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock or any series. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of the Corporation will be entitled to receive ratably all assets of the Corporation available for distribution to stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

(2) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Authority is hereby expressly granted to the Board of Directors of the Corporation to issue, from time to time, shares of Preferred Stock in one or more series, and, in connection with the establishment of any such series by resolution or resolutions, to determine and fix such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may be different from those of any and all other series at any time outstanding. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation.

FIFTH: (1) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors having that number of directors set out in the Bylaws of the Corporation as adopted or as set forth from time to time by a duly adopted amendment thereto by the Board of Directors or stockholders of the Corporation.

(2) No director (other than directors elected by one or more series of Preferred Stock) may be removed from office by the stockholders except for cause and, in addition to any other vote required by law, upon the affirmative vote of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

(3) Each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors (other than directors elected by one or more series of Preferred Stock) may be filled solely by a vote of a majority of the directors then in office (although less than a quorum) or by a sole remaining director, and each director so elected shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his or her successor shall have been elected and qualified. Whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the nomination, election, term of office, filling of vacancies, removal and other features of such directorships shall not be governed by this Article FIFTH unless otherwise provided for in the certificate of designation for such classes or series.

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for the further definition of the powers of the Corporation and its directors and stockholders:

(1) The Board of Directors is expressly authorized to make, adopt, amend, alter, rescind or repeal the Bylaws of the Corporation. Notwithstanding the foregoing, the stockholders may adopt, amend, alter, rescind or repeal the Bylaws with, in addition to any other vote required by law, the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

(2) Elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

(3) Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board of Directors or the Chief Executive Officer or at the written request of a majority of the members of the Board of Directors and may not be called by any other person; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the DGCL, then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

EIGHTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section as amended or supplemented (or any successor), and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director (i) for any breach of his or her duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derives an improper personal benefit.

If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended from time to time. Any amendment, repeal or modification of this Article shall be prospective only, and shall not adversely affect any right or protection of a director of the Corporation under this Article NINTH in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

TENTH: Each reference in this Amended and Restated Certificate of Incorporation to any provision of the DGCL refers to the specified provision of the DGCL, as the same now exists or as it may hereafter be amended or superseded.

ELEVENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware; and all rights conferred on stockholders, directors or any other persons herein are granted subject to this reservation.

3. That said Amended and Restated Certificate of Incorporation has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote in accordance with the provisions of Section 228 of the DGCL.

4. That said Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the DGCL.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Vringo, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Jonathan Medved, its Chief Executive Officer, on this 22nd day of June, 2010.

VRINGO, INC.

By:	/s/ Jonathan Medved
	Name:	Jonathan Medved
	Title:	Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VRINGO, INC.

VRINGO, INC., a Delaware corporation (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is VRINGO, INC.

SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 9, 2006 and the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 22, 2010.

THIRD: The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”), adopted resolutions amending the Corporation’s Amended and Restated Certificate of Incorporation as follows:

The second sentence of Article Fourth of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“The total number of shares the Corporation shall have the authority to issue is one hundred fifty-five million (155,000,000) shares, one hundred fifty million (150,000,000) shares of which shall be Common Stock and five million (5,000,000) shares of which shall be Preferred Stock.”

FOURTH: Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Sections 222 and 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this CERTIFICATE OF AMENDMENT to be signed by its Chief Executive Officer as of the 19th day of July, 2012.

VRINGO, INC.

By:	/s/ Andrew D. Perlman
	Name:	Andrew D. Perlman
	Title:	Chief Executive Officer

VRINGO, INC.

CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK

Vringo, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Amended and Restated Certificate of Incorporation, as amended, of the Corporation, and pursuant to Sections 151 and 141 of the DGCL, the Board adopted resolutions (i) designating a series of the Corporation’s previously authorized preferred stock, par value $0.01 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of six thousand nine hundred and sixty eight (6,968) shares of Series A Convertible Preferred Stock of the Corporation, as follows:

RESOLVED, that the Corporation is authorized to issue six thousand nine hundred and sixty eight (6,968) shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”), par value $0.01 per share, which shall have the following powers, designations, preferences and other special rights:

1.            Designation and Amount. The class of preferred stock hereby classified shall be designated the “Series A Preferred Stock”. The initial number of authorized shares of the Series A Preferred Stock shall be six thousand nine hundred and sixty eight (6,968), which shall not be subject to increase without the consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock. Each share of the Series A Preferred Stock shall have a par value of $0.01.

2.            Ranking. The Series A Preferred Stock shall rank prior and superior to all of the common stock, par value $0.01 per share, of the Corporation (“Common Stock”) and any other capital stock of the Corporation (other than the Series A Preferred Stock) with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation. The rights of the shares of Common Stock and other capital stock of the Corporation (other than the Series A Preferred Stock) shall be subject to the preferences and relative rights of the Series A Preferred Stock.

3.            Dividends. From and after the first date of issuance of any shares of Series A Preferred Stock (the “Initial Issuance Date”), the holders of Series A Preferred Stock (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock, which right shall be prior to the rights of the holders of capital stock of the Corporation, including the Common Stock, junior in rank to the Series A Preferred Stock in respect of the preferences as to distributions and payments upon a Liquidation Event (such stock, including the Common Stock, being referred to hereinafter collectively as “Junior Stock”) (if any) (but after and subject to the rights of holders of Senior Preferred Stock (as defined below), if any, and pari passu to the rights of holders of capital stock of the Corporation pari passu in rank to the Series A Preferred Stock in respect of the preferences as to distributions and payments upon a Liquidation Event (such stock being referred to hereinafter collectively as “Pari Passu Stock”) (if any)), to the same extent as if such Holders had converted the Series A Preferred Stock into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions (provided, however, to the extent that a Holder’s right to participate in any such dividend or distribution would result in the Holder exceeding the Maximum Percentage (as defined below), then the Holder shall not be entitled to participate in such dividend or distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such dividend or distribution to such extent) and the portion of such dividend or distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage, at which time such Holder shall be delivered such dividend or distribution to the extent as if there had been no such limitation). Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock. Following the occurrence of a Liquidation Event (as defined below) and the payment in full to a Holder of its applicable liquidation preference, other than as set forth in Section 4 below, such Holder shall cease to have any rights hereunder to participate in any future dividends or distributions made to the holders of Common Stock. The Corporation shall not declare or pay any dividends on any other shares of Junior Stock or any Pari Passu Stock unless the holders of Series A Preferred Stock then outstanding shall simultaneously receive a dividend on a pro rata basis as if the shares of Series A Preferred Stock had been converted into shares of Common Stock pursuant to Section 7 immediately prior to the record date for determining the stockholders eligible to receive such dividends.

4.            Liquidation Preference. Upon any Liquidation Event, the Holders shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other Preferred Stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (such Preferred Stock being referred to hereinafter as “Senior Preferred Stock”) upon such liquidation, dissolution or winding up, but before any payment shall be made to the holders of Junior Stock, an amount in cash equal to the Stated Value. If upon any such Liquidation Event, the remaining assets of the Corporation available for the distribution to its stockholders after payment in full of amounts required to be paid or distributed to holders of Senior Preferred Stock shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class of stock ranking on liquidation on a parity with the Series A Preferred Stock, shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. For purposes of this Certificate of Designations, the term “Stated Value” shall mean one thousand dollars ($1,000) per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events relating to the Series A Preferred Stock after the Initial Issuance Date. For purposes of this Certificate of Designations, a “Liquidation Event” means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or its Subsidiaries, the assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries taken as a whole, in a single transaction or series of transactions.

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5.            Fundamental Transactions; Put Triggering Event.

(a)          Certain definitions. For purposes of this Certificate of Designations, the following definitions shall apply:

(i)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(ii)         “Cash Conversion Amount” means the product of (A) the percentage of the consideration in the Put Triggering Event (in relation to all consideration being paid in such Put Triggering Event) being paid in cash multiplied by (B) the Conversion Amount as to which a Put Triggering Event Redemption Notice is being delivered.

(iii)       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(iv)        “Eligible Market” means The New York Stock Exchange, Inc., the NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

(v)         “Change of Control” means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Corporation’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation.

(vi)        “Eligible Successor Common Stock” means common stock of a Successor Entity that is a publicly traded corporation, whose common stock is quoted or listed for trading on an Eligible Market, and that assumes in writing all obligations of the Corporation under this Certificate of Designations in accordance with Section 5(b) hereof such that the applicable Series A Preferred Stock shall be convertible into publicly traded common stock (or its equivalent) of such Successor Entity.

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(vii)       “Fundamental Transaction” means that the Corporation shall (or in the case of clause (F) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act)), directly or indirectly, in one or more related transactions, (A) consolidate or merge with or into (whether or not the Corporation is the surviving corporation) another entity, or (B) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Corporation to another entity, or (C) allow another entity or entities to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the entity or entities making or party to, or associated or affiliated with the entity or entities making or party to, such purchase, tender or exchange offer), or (D) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another entity whereby such other entity acquires more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other entity or other entities making or party to, or associated or affiliated with the other entities making or party to, such stock purchase agreement or other business combination), or (E) reorganize, recapitalize or reclassify its Common Stock, or (F) become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock.

(viii)      “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(ix)         “Put Triggering Event” means any Change of Control other than one in which a Successor Entity that is a publicly traded corporation, whose common stock is quoted or listed for trading on an Eligible Market, assumes in writing all obligations of the Corporation under this Certificate of Designations in accordance with Section 5(b) hereof such that the Series A Preferred Stock shall be convertible into publicly traded common stock (or its equivalent) of such Successor Entity.

(x)          “Required Holders” means the holders of record of a majority of the outstanding shares of Series A Preferred Stock.

(xi)         “Securities Conversion Amount” means the product of (A) the percentage of the consideration in the Put Triggering Event (in relation to all consideration being paid in such Put Triggering Event) being paid in securities (other than in Eligible Successor Common Stock) multiplied by (B) the Conversion Amount as to which a Put Triggering Event Redemption Notice is being delivered.

(xii)        “Successor Entity” means the Person, which may be the Corporation, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

(xiii)       “Successor Entity Conversion Amount” means the product of (A) the percentage of the consideration in the Put Triggering Event (in relation to all consideration being paid in such Put Triggering Event) being paid in Eligible Successor Common Stock multiplied by (B) the Conversion Amount as to which a Put Triggering Event Redemption Notice is being delivered.

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(xiv)      “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that “Trading Day” shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(xv)       “Voting Stock” means capital stock of the class or classes pursuant to which the holders thereof have the general voting power to elect or the general power to appoint, at least a majority of the board of directors, managers or trustees thereof (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(b)          Assumption. The Corporation shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Corporation under this Certificate of Designations in accordance with the provisions of this Section 5 pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each Holder of Series A Preferred Stock in exchange for such Series A Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations including, without limitation, having a stated value equal to the Stated Value of the Series A Preferred Stock held by such Holder and having similar ranking to the Series A Preferred Stock, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Corporation herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of the Series A Preferred Stock at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Series A Preferred Stock prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Series A Preferred Stock), such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Certificate of Designations, which the Holder would have been entitled to receive had such Holder converted the Series A Preferred Stock in full (without regard to any limitations on conversion, including without limitation, the Maximum Percentage) immediately prior to such Fundamental Transaction (provided, however, to the extent that a Holder’s right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to receive such shares to such extent (or to beneficially own any shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage, at which time such Holder shall be delivered such shares to the extent as if there had been no such limitation). The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Series A Preferred Stock.

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(c)           Put Triggering Event. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Corporation shall deliver written notice thereof via facsimile and overnight courier to the Holders (a “Change of Control Notice”). At any time during the period beginning after a Holder’s receipt of a Change of Control Notice with respect to a Put Triggering Event and ending on the date that is twenty (20) Trading Days after such Put Triggering Event, such Holder may require the Corporation to redeem all or any portion of such Holder’s Series A Preferred Stock by delivering (such date of delivery, the “Put Triggering Event Redemption Notice Date”) written notice thereof (“Put Triggering Event Redemption Notice”) to the Corporation, which Put Triggering Event Redemption Notice shall indicate the Conversion Amount the Holder is electing to be redeemed and/or assumed as provided below. Any Series A Preferred Stock subject to redemption pursuant to this Section 5(c) shall be redeemed by the Corporation in cash at a price equal to (I) in the event of a Put Triggering Event that provides for cash payments to the Corporation or the equity holders of the Corporation, the greater of (i) 100% of the Cash Conversion Amount and (ii) the product of (x) the Conversion Rate in effect at such time as the Holder delivers a Put Triggering Event Redemption Notice with respect to such Cash Conversion Amount and (y) the highest amount of cash consideration to be paid to a holder of one share of Common Stock upon consummation of such Put Triggering Event (or, if such cash consideration is paid to the Corporation, that would be payable to a holder of one share of Common Stock after consummation of such Put Triggering Event and distribution of such cash by the Corporation to its holders of Common Stock), (II) in the event of a Put Triggering Event that provides for payments in securities (other than in Eligible Successor Common Stock) to the Corporation or the equity holders of the Corporation, the greater of (i) 100% of the Securities Conversion Amount and (ii) the product of (x) the Conversion Rate in effect at such time as the Holder delivers a Put Triggering Event Redemption Notice with respect to such Securities Conversion Amount and (y) the last Closing Sale Price of the Common Stock in effect immediately prior to the consummation of the Put Triggering Event (the “Put Triggering Event Redemption Price’’), and (III) in the event of a Triggering Event that provides for payments in Eligible Successor Common Stock to the Corporation or the equity holders of the Corporation, the Successor Entity shall assume the Successor Entity Conversion Amount in accordance with the provisions of Section 5(b) above. Upon the Corporation’s receipt of a Put Triggering Event Redemption Notice(s) from any Holder, the Corporation shall within one (1) Business Day of such receipt notify each other Holder by facsimile of the Corporation’s receipt of such notice(s). The Corporation shall make payment of the Put Triggering Event Redemption Price concurrently with the consummation of such Put Triggering Event to all Holders that deliver a Put Triggering Event Redemption Notice prior to the consummation of such Put Triggering Event and within five (5) Trading Days after the Corporation’s receipt of such notice otherwise (the “Put Triggering Event Redemption Date”). To the extent redemptions required by this Section 5(c) are deemed or determined by a court of competent jurisdiction to be prepayments of the Series A Preferred Stock by the Corporation, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5(c), until the Put Triggering Event Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(c) may be converted, in whole or in part, by the Holder into shares of Common Stock, or in the event the Conversion Date is after the consummation of the Put Triggering Event, shares or equity interests of the Successor Entity substantially equivalent to the Corporation’s Common Stock pursuant to Section 7(c)(i). The Holders and the Corporation agree that in the event of the Corporation’s redemption of any Series A Preferred Stock under this Section 5(c), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future dividend rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(c) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. In the event that the Corporation does not pay the Put Triggering Event Redemption Price on the Put Triggering Event Redemption Date, then the Holder shall have the right to void the redemption pursuant to Section 5(d).

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(d)          Void Redemption. In the event that the Corporation does not pay a Put Triggering Event Redemption Price within the time period set forth in this Certificate of Designations, at any time thereafter and until the Corporation pays such unpaid applicable Put Triggering Event Redemption Price in full, a Holder shall have the option to, in lieu of redemption, require the Corporation to promptly return to such Holder any or all of the Series A Preferred Stock that were submitted for redemption by such Holder and for which the applicable Put Triggering Event Redemption Price has not been paid, by sending written notice thereof to the Corporation via facsimile (the “Void Redemption Notice”). Upon the Corporation’s receipt of such Void Redemption Notice, (i) the applicable Redemption Notice shall be null and void with respect to the Series A Preferred Stock subject to the Void Redemption Notice, (ii) the Corporation shall immediately return any Series A Preferred Stock subject to the Void Redemption Notice, and (iii) the Conversion Price of such returned Series A Preferred Stock shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Redemption Notice is delivered to the Corporation and (B) the lowest Weighted Average Price of the Common Stock during the period beginning on the date on which the applicable Redemption Notice is delivered to the Corporation and ending on the date on which the Void Redemption Notice is delivered to the Corporation, as applicable, subject to further adjustment as provided in this Certificate of Designations.

(e)          Disputes. In the event of a dispute as to the determination of the arithmetic calculation of the Put Triggering Event Redemption Price, such dispute shall be resolved pursuant to Section 7(e) with the term “Put Triggering Event Redemption Price” being substituted for the term “Conversion Rate”. A Holder’s delivery of a Void Redemption Notice and exercise of its rights following such notice shall not effect the Corporation’s obligations to make any payments which have accrued prior to the date of such notice.

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6.            Voting Rights.

(a)          Certain definitions. For purposes of this Certificate of Designations, the following definitions shall apply:

(i)          “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(ii)         “GAAP” means United States generally accepted accounting principles, consistently applied.

(iii)        “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(iv)        “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

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(b)          General. The Holders shall not be entitled to vote, except (i) as otherwise required by applicable law and (ii) subject to Section 7(i), that each issued and outstanding share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock is convertible (as adjusted from time to time pursuant to Section 8 hereof), at each meeting of stockholders of the Corporation (or pursuant to any action by written consent) with respect to matters presented to the stockholders of the Corporation for their action or consideration in connection with (A) a Change of Control of the Corporation or (B) the issuance by the Corporation, directly or indirectly, in one or more transactions or series of transactions, of shares of Common Stock, Options or Convertible Securities if, in the aggregate, the number of such shares of Common Stock together with the number of shares of Common Stock issuable upon the conversion or exercise, as applicable, of such Options and Convertible Securities is more than 20% of the number of shares of Common Stock issued and outstanding prior to any such issuance (such issuance, the “Twenty Percent Issuance”).

(c)          Series A Preferred Stock Protective Provisions. In addition to any other rights provided by law, the Corporation shall not and shall not permit any direct or indirect Subsidiary of the Corporation to, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock:

(i)          increase the authorized number of shares of Series A Preferred Stock;

(ii)         amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock;

(iii)        on or prior to the 18th month anniversary of the Initial Issuance Date, create, or authorize the creation of, or issue, or authorize the issuance of any debt security or any equity security or incur, or authorize the incurrence of any other Indebtedness, if such debt security, equity security or other Indebtedness is (A) one with preference or priority over the rights of the Series A Preferred Stock as to the right to either receive dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation and (B) issued or incurred with net proceeds to the Corporation or will have outstanding principal amount incurred plus accrued interest, as applicable, in an amount, individually or in the aggregate, more than $6,000,000 less the then outstanding principal amount of Vringo Notes (as defined in the Agreement and Plan of Merger, dated as of March 12, 2012 (the “Subscription Date”), by and among Vringo, Inc., a Delaware corporation (“Parent”), VIP Merger Sub, Inc., a Delaware corporation and wholly owned Subsidiary of Parent, and the Corporation; provided, that the Corporation and its Subsidiaries shall be permitted to incur Indebtedness, provided, that the liens or other encumbrances, if any, on such Indebtedness cover only assets acquired after the Initial Issuance Date, and the holder of such Indebtedness expressly subordinates to the Holders of the Series A Preferred Stock with respect to assets owned by the Corporation on or prior to the Initial Issuance Date pursuant to a subordination agreement in form and substance reasonably satisfactory to the Required Holders; or

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(iv)        in any manner, issue or sell any rights, warrants or options to subscribe for or purchase shares of Common Stock or securities directly or indirectly, convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to any fixed price, unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price. Nothing herein shall prevent the Corporation from consummating an acquisition that does not result in capital raising for the Corporation and/or any of its Subsidiaries where the purchase price with respect thereto is a fixed price determined on or prior to the consummation of such transaction based on an average of recent market prices prior to such consummation, but only if all parties to any agreement with respect to such transaction and all Persons that are entitled to receive any securities pursuant to any such agreement are prohibited from selling, directly or indirectly, all equity and equity linked securities of the Corporation at all times after commencement of negotiations with respect to any such transaction until the consummation of any such transaction.

7.             Conversion. Subject to Section 7(i), each share of Series A Preferred Stock may be converted into shares of Common Stock at any time or times, at the option of any Holder as provided in this Section 7, provided, however, that in connection with any Liquidation Event, the right of conversion shall terminate at the close of business on the full business day next preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock.

(a)          Certain definitions. For purposes of this Certificate of Designations, the following definitions shall apply:

(i)          “Bloomberg” means Bloomberg Financial Markets.

(ii)         “Conversion Amount” means the Stated Value.

(iii)        “Conversion Price” means $.33138918, subject to adjustment as provided herein.

(iv)        “Subsidiary” means, with respect to the Corporation, any entity in which the Corporation, directly or indirectly, owns any of the capital stock or holds an equity or similar interest.

(v)         “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 7(e) below with the term “Weighted Average Price” being substituted for the term “Conversion Rate.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

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(b)          Conversion. The number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock pursuant to this Section 7 shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount

Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any Series A Preferred Stock, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

The applicable Conversion Rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

(c)           Mechanics of Conversion. The conversion of Series A Preferred Stock shall be conducted in the following manner:

(i)          Holder’s Delivery Requirements. To convert Series A Preferred Stock into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Series A Preferred Stock subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Corporation and if the Corporation has appointed a registered transfer agent, the Corporations registered transfer agent (the “Transfer Agent”) (if the Corporation does not have a registered transfer agent, references hereto to the “Transfer Agent” shall be deemed to be references to the Corporation) and (B) if required by Section 7(c)(iv), surrender to a common carrier for delivery to the Corporation as soon as practicable following such date the original certificates representing the Series A Preferred Stock being converted (or compliance with the procedures set forth in Section 11) (the “Preferred Stock Certificates”).

(ii)         Corporation’s Response. Upon receipt by the Corporation of a copy of a Conversion Notice, the Corporation shall (A) as soon as practicable, but in any event within two (2) Trading Days, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, if applicable, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (B) on or before the third (3rd) Trading Day following the date of receipt by the Corporation of such Conversion Notice (the “Share Delivery Date”), (1) provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the number of shares of Series A Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 7(c)(iv), is greater than the number of shares of Series A Preferred Stock being converted, then the Corporation shall, as soon as practicable and in no event later than five (5) Business Days after receipt of the Preferred Stock Certificate(s) (the “Preferred Stock Delivery Date”) and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of shares of Series A Preferred Stock not converted.

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(iii)        Corporation’s Failure to Timely Convert.

(A)         Cash Damages. If within three (3) Trading Days after the Corporation’s receipt of the facsimile copy of a Conversion Notice the Corporation shall fail to credit a Holder’s balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of Series A Preferred Stock (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Corporation (a “Buy-In”), then the Corporation shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy- In Price”), at which point the Corporation’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Conversion Date. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Series A Preferred Stock as required pursuant to the terms hereof.

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(B)         Void Conversion Notice: Adjustment of Conversion Price. If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the tenth (10th) Trading Day after the Share Delivery Date with respect to a conversion of Series A Preferred Stock, then the Holder, upon written notice to the Corporation, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any shares of Series A Preferred Stock that have not been converted pursuant to such Holder’s Conversion Notice; provided that the voiding of a Holder’s Conversion Notice shall not effect the Corporation’s obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 7(c)(iii)(A) or otherwise.

(iv)        Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Series A Preferred Stock in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the certificate representing the Series A Preferred Stock to the Corporation unless (A) the full or remaining number of shares of Series A Preferred Stock represented by the certificate are being converted, in which case the Holder shall deliver such stock certificate to the Corporation promptly following such conversion, or (B) a Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series A Preferred Stock upon physical surrender of any Series A Preferred Stock. The Holder and the Corporation shall maintain records showing the number of shares of Series A Preferred Stock so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Corporation, so as not to require physical surrender of the certificate representing the Series A Preferred Stock upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation establishing the number of shares of Series A Preferred Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Series A Preferred Stock represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Series A Preferred Stock unless such Holder first physically surrenders the certificate representing the Series A Preferred Stock to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of shares of Series A Preferred Stock represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series A Preferred Stock, the number of shares of Series A Preferred Stock represented by such certificate may be less than the number of shares of Series A Preferred Stock stated on the face thereof. Each certificate for Series A Preferred Stock shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 7(c)(iv) THEREOF. THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES A PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 7(c)(iv) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

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(d)          Reservation of Shares.

(i)          The Corporation shall have such number of its duly authorized and unissued shares of Common Stock for each Series A Preferred Stock equal to 130% of the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate with respect to each such Series A Preferred Stock as of the Initial Issuance Date. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized and unissued shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Series A Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of shares of Series A Preferred Stock held by each Holder at the time of issuance of the Series A Preferred Stock or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event a Holder shall sell or otherwise transfer any of such Holder’s Series A Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series A Preferred Stock (other than pursuant to a transfer of Series A Preferred Stock in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Series A Preferred Stock, pro rata based on the number of shares of Series A Preferred Stock then held by such Holders. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted conversion price.

(ii)         If at any time while any of the Series A Preferred Stock remain outstanding the Corporation does not have a sufficient number of duly authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series A Preferred Stock at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Corporation shall immediately take all action necessary to increase the Corporation’s authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Required Reserve Amount for the Series A Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

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(e)           Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the Conversion Rate, the Corporation shall issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within one (1) Business Day of receipt of such Holder’s Conversion Notice or other date of determination. If such Holder and the Corporation are unable to agree upon the determination of the arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Corporation shall within one (1) Business Day submit via facsimile the disputed arithmetic calculation of the Conversion Rate to any ’‘big four” international accounting firm. The Corporation shall cause, at the Corporation’s expense (unless the accounting firm determines in favor of the Corporation, in which case the Holder shall be responsible for such expense), the accountant to perform the determinations or calculations and notify the Corporation and the Holders of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent error.

(f)           Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(g)           Effect of Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued but unpaid dividends thereon (whether or not declared). Subject to Section 7(c)(iii)(B), any shares of Series A Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

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(h)           Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Series A Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series A Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(i)            Maximum Percentage. Notwithstanding anything to the contrary set forth herein, the Corporation shall not effect any conversion of Series A Preferred Stock, and no Holder shall have the right to convert any Series A Preferred Stock, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such Person’s affiliates) would have acquired, through conversion of Series A Preferred Stock or otherwise, beneficial ownership of a number of shares of Common Stock that exceeds 9.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. The Corporation shall not give effect to any voting rights of the Series A Preferred Stock, and any Holder shall not have the right to exercise voting rights with respect to any Series A Preferred Stock pursuant hereto, to the extent that giving effect to such voting rights would result in such Holder (together with its affiliates) being deemed to beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, assuming such exercise as being equivalent to conversion. For purposes of the foregoing, the number of shares of Common Stock beneficially owned by a Person and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted shares of Series A Preferred Stock beneficially owned by such Person or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, any notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 7(i) beneficially owned by such Person or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 7(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 7(i), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation’s most recent Form 10-K, Form 10-Q, or Form 8-K, as the case may be, (2) a more recent public announcement by the Corporation, or (3) any other notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of any Holder, the Corporation shall within one (1) Business Day following the receipt of such notice, confirm orally and in writing to any such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series A Preferred Stock, by such Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Corporation, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided, that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation, and (ii) any such increase or decrease will apply only to the Holder providing such written notice and not to any other Holder. In the event that the Corporation cannot pay any portion of any dividend, distribution, grant or issuance hereunder (including pursuant to Sections 3, 5(b) or 8(f)) to a Holder solely by reason of this Section 7(i) (such shares, the “Limited Shares”), notwithstanding anything to the contrary contained herein, the Corporation shall not be required to pay cash in lieu of the payment that otherwise would have been made in such Limited Shares, but shall hold any such Limited Shares in abeyance for such Holder until such time, if ever, that the delivery of such Limited Shares shall not cause the Holder to exceed the Maximum Percentage, at which time such Holder shall be delivered such Limited Shares to the extent as if there had been no such limitation. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7(i) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

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8.           Anti-Dilution Provisions. The Conversion Price shall be subject to adjustment from time to time in accordance with this Section 8.

(a)           Certain Definitions. For purposes of this Certificate of Designations, the following definitions shall apply:

(i)          “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Required Holders. If the Corporation and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 7(e). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(ii)         “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

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(iii)        “Excluded Securities” means any capital stock issued or issuable: (i) upon conversion of the Series A Preferred Stock; (ii) as a dividend or distribution on the Series A Preferred Stock; (iii) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date; (iv) pursuant to any benefit plan, program or agreement approved by the Corporation’s board of directors or any committee thereof pursuant to which the Corporation’s securities may be issued to any employee, officer or director for bona fide services provided to the Corporation; and (v) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Corporation, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Corporation and shall provide to Corporation additional benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities for the purpose of raising capital or to an entity whose primary business is investing in securities.

(iv)        “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(v)         “Option Value” means the value of an Option based on the Black and Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined (1) in the event the issuance of such Option is publicly announced, the day prior to the public announcement of the applicable Option for pricing purposes or (2) in the event the issuance of such Option is not publicly announced, the day of issuance of such Option, and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the lesser of 50% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the applicable Option, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price during the period beginning on the day prior to the execution of definitive documentation relating to the issuance of the applicable Option and the public announcement of such issuance, (iv) a zero cost of borrow, and (v) a 250 day annualization factor.

(vi)        “Principal Market” means the Eligible Market that is the principal securities exchange market for the Common Stock.

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(b)          Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. If and whenever after the Subscription Date the Corporation issues or sells, or in accordance with this Section 8(b) is deemed to have issued or sold, any Common Stock (including the issuance or sale of Common Stock owned or held by or for the account of the Corporation but excluding Excluded Securities) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing, a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. Notwithstanding anything to the contrary contained herein, from and after the date on which an aggregate of at least 100,000,000 shares of Common Stock have been traded on an Eligible Market from and after the Initial Issuance Date at a per share price above $3.00 (as adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period), the provisions of this Section 8(b) shall no longer be applicable. For purposes of determining the adjusted Conversion Price under this Section 8(b), the following shall be applicable:

(i)          Issuance of Options. If the Corporation in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then each such share of Common Stock underlying such Option shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(b)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Corporation with respect to such one Ordinary Share upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii)         Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then each such share of Common Stock underlying such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 8(b)(ii), the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security less any consideration paid or payable by the Corporation with respect to such one Ordinary Share upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 8(b), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

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(iii)        Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 8(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv)        Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction (x) the Options will be deemed to have been issued for the Option Value of such Options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (x) the aggregate consideration received by the Corporation less any consideration paid or payable by the Corporation pursuant to the terms of such other securities of the Corporation, less (y) the Option Value of such Options. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Corporation will be the Closing Sale Price of such marketable securities on the date of receipt of such securities. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or marketable securities will be determined jointly by the Corporation and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Corporation.

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(c)          Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Corporation at any time after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time after the Initial Issuance Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(d)          Other Events. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, other than the issuance of Excluded Securities), then the Corporation’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series A Preferred Stock; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 8.

(e)           Voluntary Adjustment By Corporation. The Corporation may at any time reduce the then current Conversion Price to any amount and for any period of time deemed appropriate and approved by the Board of Directors in accordance with Delaware law.

(f)            Purchase Rights. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Stock (without taking into account any limitations or restrictions on the convertibility of the Series A Preferred Stock) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that a Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage, at which time the Holder shall be granted such right to the same extent as if there had been no such limitation).

(g)           Notices.

(i)          Immediately upon any adjustment of the Conversion Rate and Conversion Price pursuant to Section 8 hereof, the Corporation will give written notice thereof sent by mail, first class, postage prepaid to each Holder at its address appearing on the stock register, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 7(e).

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(ii)         Except as otherwise required by law, the Corporation will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Corporation closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Change of Control, any Twenty Percent Issuance, any Fundamental Transaction or any Liquidation Event.

(iii)        The Corporation will also give written notice to each Holder at least ten (10) Business Days prior to the date on which any Change of Control, any Twenty Percent Issuance, any Fundamental Transaction or any Liquidation Event will take place.

9.            Suspension from Trading. If on any day after the Initial Issuance Date, the sale of any of the shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock (the “Conversion Shares”) (without giving effect to the Maximum Percentage) issuable hereunder cannot be made (i) because of the suspension of trading by the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded (a “Maintenance Failure”), then, as partial relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell the Conversion Shares (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance), the Corporation shall pay to each Holder, for each full fifteen (15) day period during which there is a Maintenance Failure, an amount in cash equal to one quarter of one percent (0.25%) of the product of (I) the total number of Conversion Shares issuable hereunder (without giving effect to the Maximum Percentage) and (II) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Date immediately prior to the first date of the Maintenance Failure and ending on the date such Maintenance Failure is cured or (ii) because of a failure to maintain the listing of the Common Stock on one or more Eligible Markets (a “Delisting Maintenance Failure”), then, as partial relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell the Conversion Shares (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance), the Corporation shall pay to each Holder, for each full fifteen (15) day period during which there is a Delisting Maintenance Failure, an amount in cash equal to one quarter of one percent (0.25%) of the Conversion Amount then held by such Holder. The payments to which a Holder shall be entitled pursuant to this Section 9 are referred to herein as “Suspension Payments”. Suspension Payments shall be paid on the third Business Day after each full fifteen (15) day period during which there is a Maintenance Failure or a Delisting Maintenance Failure, as applicable.

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10.          Status of Converted Stock, In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 7 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

11.          Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series A Preferred Stock Certificates representing the Series A Preferred Stock, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder thereof to the Corporation in customary form and, in the case of mutilation, upon surrender and cancellation of the Series A Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series A Preferred Stock into Common Stock.

12.          Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a holder of Series A Preferred Stock’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designations. The Corporation covenants to each holder of Series A Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder of Series A Preferred Stock thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the holders of Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

13.          Notice. Whenever notice or other communication is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with contact information provided by each Holder to the Corporation and set forth in the register for the Series A Preferred Stock maintained by the Corporation as set forth in Section 16.

14.          Failure or Indulgence Not Waiver. No failure or delay on the part of any holder of Series A Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

15.          Transfer of Series A Preferred Stock. A Holder may assign some or all of the Series A Preferred Stock and the accompanying rights hereunder held by such Holder without the consent of the Corporation; provided that such assignment is in compliance with applicable securities laws.

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16.          Series A Preferred Stock Register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders), a register for the Series A Preferred Stock, in which the Corporation shall record the name and address of the persons in whose name the Series A Preferred Stock have been issued, as well as the name and address of each transferee. The Corporation may treat the person in whose name any Series A Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

17.          Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the DGCL, this Certificate of Designations or otherwise with respect to the issuance of the Series A Preferred Stock or the Common Stock issuable upon conversion thereof may be effected by written consent of the Corporation’s stockholders or at a duly called meeting of the Corporation’s stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting,

18.          General Provisions. In addition to the above provisions with respect to Series A Preferred Stock, such Series A Preferred Stock shall be subject to and be entitled to the benefit of the provisions set forth in the Certificate of Incorporation of the Corporation with respect to preferred stock of the Corporation generally.

19.          Disclosure. Upon receipt or delivery by the Corporation of any notice in accordance with the terms of this Certificate of Designations, unless the Corporation has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or any of its Subsidiaries, the Corporation shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Corporation believes that a notice contains material, nonpublic information relating to the Corporation or its Subsidiaries, the Corporation so shall indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or its Subsidiaries.

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IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on the 19th day of July 2012, and affirms the statements contained therein as true under the penalties of perjury.

VRINGO, INC.

By:	/s/ Andrew D. Perlman
	Name:	Andrew D. Perlman
	Its:	Chief Executive Officer

EXHIBIT I

VRINGO, INC.

Reference is made to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Vringo, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), of Vringo, Inc., a Delaware corporation (the “Corporation”), indicated below into shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Corporation, as of the date specified below. The undersigned represents and warrants that such conversion is not prohibited by Section 7(i) of the Certificate of Designations.

Date of Conversion:

Number of shares of Series A Preferred Stock to be converted:

Stock certificate no(s). of Series A Preferred Stock to be converted:

Tax ID Number (If applicable):

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Series A Preferred Stock are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

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ACKNOWLEDGMENT

The Corporation hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer & Trust Company, LLC to issue the above indicated number of shares of Common Stock.

VRINGO, INC.

By:

Name:
Title:

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of Vringo, Inc., a Corporation of Delaware, on June 21, 2013 do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is, 1811 Silverside Road, in the City of Wilmington, County of New Castle, Zip Code 19810.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served is Vcorp Services, LLC.

Vringo, Inc., a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer on June 21, 2013

/s/ Alexander R. Berger
Alexander R. Berger,
Authorized Officer

VRINGO, INC,

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES B CONVERTIBLE PREFERRED STOCK

WHEREAS, the Amended and Restated Certificate of Incorporation of Vringo, Inc., a Delaware corporation (the “Corporation”) provides for a class of its authorized stock known, as preferred stock, comprised of 5,000,000 shares, issuable from, time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, voting rights, conversion, rights, redemption privileges and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any Series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of ONE MILLION SIX HUNDRED NINE THOUSAND ONE HUNDRED SIXTY SEVEN (1,609,167) shares of the preferred stock which the Corporation has the authority to issue, classified as Series B Convertible Preferred Stock, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Corporation does hereby provide for the issuance of a series of preferred stock for cash or exchange of other securities, rights, or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

1.           Designation and Amount. The class of preferred stock hereby classified shall be designated the “Series B Convertible Preferred Stock”. The initial number of authorized shares of the Series B Convertible Preferred Stock shall be ONE MILLION SIX HUNDRED NINE THOUSAND ONE HUNDRED SIXTY SEVEN (1,609,167), which shall not be subject to increase without the consent of the holders of a majority of the then outstanding shares of Series B Convertible Preferred Stock. Each share of the Series B Convertible Preferred Stock shall have a par value of $0.01.

2.           Dividends. From and after the first date of issuance of any shares of Series B Convertible Preferred Stock (the “Initial Issuance Date”), the holders of Series B Convertible Preferred Stock (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive such dividends paid and distributions made to the holders of common stock, par value $0.01 per share ( the “Common Stock”), pro rata to the holders of Common Stock to the same extent as if such Holders had converted the Series B Convertible Preferred Stock into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

3.           Liquidation Preference. Upon any Liquidation Event (as defined below), after provision for payment of all debts and liabilities of the Corporation, any remaining assets of the Corporation shall be distributed pro rata to the holders of Common Stock and the holders of Series B Convertible Preferred Stock as if the Series B Convertible Preferred Stock had been converted into shares of Common Stock pursuant to the provisions of Section 6 hereof immediately prior to such distribution. For purposes of this Certificate of Designation, a “Liquidation Event” means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or its subsidiaries or the sale of assets of which constitute all or substantially all of the assets of the business of the Corporation and its Subsidiaries taken as a whole, in a single transaction or series of transactions.

4.            Fundamental Transactions.

(a)          Certain definitions. For purposes of this Certificate of Designation, the following definitions shall apply:

(i)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(ii)         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(iii)        “Eligible Market” means the New York Stock Exchange, Inc., the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market and the Over-the-Counter Bulletin Board.

(iv)        “Fundamental Transaction” means that the Corporation shall (or in the case of clause (F) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act)), directly or indirectly, in one or more related transactions, (A) consolidate or merge with or into (whether or not the Corporation is the surviving corporation) another entity, or (B) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Corporation to another entity, or (C) allow another entity or entities to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the entity or entities making or party to, or associated or affiliated with the entity or entities making or party to, such purchase, tender or exchange offer), or (D) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another entity whereby such other entity acquires more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other entity or other entities making or party to, or associated or affiliated with the other entities making or party to, such stock purchase agreement or other business combination), or (E) reorganize, recapitalize or reclassify its Common Stock, or (F) become the ’‘beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock.

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(v)         “Parent Entity’’ of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(vi)        “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(vii)       “Required Holders” means the holders of record of a majority of the then outstanding shares of Series B Convertible Preferred Stock.

(viii)      “Stated Value” shall mean $6.00 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events relating to the Series B Convertible Preferred Stock after the Initial issuance Date.

(ix)         “Successor Entity” means the Person, which may be the Corporation, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

(x)          “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that “Trading Day” shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(xi)         “Voting Stock” means capital stock of the class or classes pursuant to which the holders thereof have the general voting power to elect or the general power to appoint, at least a majority of the board of directors, managers or trustees thereof (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

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(b)          Assumption. The Corporation shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Corporation under this Certificate of Designation in accordance with the provisions of this Section 4 pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each Holder of Series B Convertible Preferred Stock in exchange for such Series B Convertible Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designation including, without limitation, having a stated value equal to the Stated Value of the Series B Convertible Preferred Stock held by such Holder and having similar ranking to the Series B Convertible Preferred Stock, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation with the same effect as if such Successor Entity had been named as the Corporation herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of the Series B Convertible Preferred Stock at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Series B Convertible Preferred Stock prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Series B Convertible Preferred Stock), such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Certificate of Designation, which the Holder would have been entitled to receive had such Holder converted the Series B Convertible Preferred Stock in full (without regard to any limitations on conversion) immediately prior to such Fundamental Transaction. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Series B Convertible Preferred Stock.

5.           Voting Rights.

(a)          General. Each issued and outstanding share of share of Series B Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series B Convertible Preferred Stock is convertible (as adjusted from time to time pursuant to Section 4 hereof).

(b)          Series B Convertible Preferred Stock Protective Provisions. In addition to any other rights provided by law, the Corporation shall not and shall not permit any direct or indirect Subsidiary (as defined below) of the Corporation to, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series B Convertible Preferred Stock:

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(i)          increase the authorized number of shares of Series B Convertible Preferred Stock; or

(ii)         amend, alter or repeal the preferences, special rights or other powers of the Series B Convertible Preferred Stock so as to affect adversely the Series B Convertible Preferred Stock.

6.          Conversion. Each share of Series B Convertible Preferred Stock shall automatically be converted into shares of Common Stock immediately upon (i) the Corporation’s authorized shares of Common Stock being increased to an amount sufficient to allow the Corporation to convert all shares of Series B Convertible Preferred Stock then outstanding into shares of Common Stock or (ii) the number of issued and outstanding shares of Common Stock and shares reserved for issuance being reduced to an amount sufficient to allow the Corporation to convert all shares of Series B Convertible Preferred Stock then outstanding into shares of Common Stock (each, a “Series B Automatic Conversion Event”). If a Series B Automatic Conversion Event does not occur following the Corporation’s Annual Meeting scheduled to be held on November 16, 2015 (as such date may be extended pursuant to any adjournments of such meeting), then each share of Series B Convertible Preferred Stock shall automatically be converted into shares of Common Stock, up to and to the extent that the Corporation has authorized shares that are not reserved for other issuances (the “Partial Conversion Event”). The number of shares to be converted pursuant to the Partial Conversion Event shall be allocated pro rata among the Holders based on the number of shares of Series B Convertible Preferred Stock held by each Holder at the time of the Partial Conversion Event. Upon the occurrence of a Series B Automatic Conversion Event or Partial Conversion Event, the applicable shares of Series B Preferred Stock shall be automatically converted into the number of shares of Common Stock into which such shares of Series B Convertible Preferred Stock are then convertible pursuant to this Section 6 without any further action by any holder of such shares and whether or not the certificate(s) representing such shares are surrendered to the Corporation or its transfer agent.

(a)          Certain definitions. For purposes of this Certificate of Designation, the following definitions shall apply:

(i)          “Bloomberg” means Bloomberg Financial Markets.

(ii)         “Conversion Amount” means the Stated Value.

(iii)        “Conversion Price” means $0.60, subject to adjustment as provided herein.

(iv)        “Subsidiary” means, with respect to the Corporation, any entity in which the Corporation, directly or indirectly, owns any of the capital stock or holds an equity or similar interest.

(b)          Conversion. The number of shares of Common Stock issuable upon conversion of each share of Series B Convertible Preferred Stock pursuant to this Section 6 shall be determined by multiplying each such share of Series B Convertible Preferred Stock by the fraction set forth below (the “Conversion Rate”):

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Conversion Amount

Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any Series B Convertible Preferred Stock, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

The applicable Conversion Rate and Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

(c)          Mechanics of Conversion. The conversion of Series B Convertible Preferred Stock shall be conducted in the following manner:

(i)          Upon the occurrence of a Series B Automatic Conversion Event or if a Partial Conversion Event is to occur and in any event within ten (10) days after receipt of notice, by mail, postage prepaid from the Corporation of the occurrence of such event, each holder of record of shares of Series B Convertible Preferred Stock being converted shall (A) transmit by facsimile (or otherwise deliver) a copy of a properly completed notice of conversion executed by the registered Holder of the Series B Convertible Preferred Stock subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Corporation and if the Corporation has appointed a registered transfer agent, the Corporation’s registered transfer agent (the “Transfer Agent”) (if the Corporation does not have a registered transfer agent, references hereto to the “Transfer Agent” shall be deemed to be references to the Corporation) and (B) if required by Section 6(c)(iv), surrender to a common carrier for delivery to the Corporation as soon as practicable following such date the original certificates representing the Series B Convertible Preferred Stock being converted (or compliance with the procedures set forth in Section 9) (the “Preferred Stock Certificates”).

(ii)         Corporation’s Response, Upon receipt by the Corporation of a copy of a Conversion Notice, the Corporation shall (A) as soon as practicable, but in any event within three (3) Trading Days, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, if applicable, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (B) on or before the third (3rd) Trading Day following the date of receipt by the Corporation of such Conversion Notice (the “Share Delivery Date”), (1) provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the number of shares of Series B Convertible Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion pursuant to a Partial Conversion Event, as may be required pursuant to Section 6(c)(iv), is greater than the number of shares of Series B Convertible Preferred Stock being converted, then the Corporation shall or shall direct the Transfer Agent, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Stock Certificate(s) (the “Preferred Stock Delivery Date”) and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of shares of Series B Convertible Preferred Stock not converted or it shall direct the Transfer Agent to update the Holder’s account to reflect the number of shares of Series B Convertible Preferred Stock not converted.

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(iii)        Corporation’s Failure to Timely Convert.

(A)         Cash Damages. If within three (3) Trading Days after the Corporation’s receipt of the facsimile copy of a Conversion Notice the Corporation shall fail to credit a Holder’s balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of Series B Convertible Preferred Stock (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Corporation (a “Buy-In”), then the Corporation shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Corporation’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Conversion Date. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Series B Convertible Preferred Stock as required pursuant to the terms hereof.

(iv)        Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Series B Convertible Preferred Stock in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the Preferred Stock Certificate unless (A) the full or remaining number of shares of Series B Convertible Preferred Stock represented by the Preferred Stock Certificate are being converted, in which case the Holder shall deliver such Preferred Stock Certificate to the Corporation promptly following such conversion, or (B) a Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series B Convertible Preferred Stock upon physical surrender of any Series B Convertible Preferred Stock. The Holder and the Corporation shall maintain records showing the number of shares of Series B Convertible Preferred Stock so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Corporation, so as not to require physical surrender of the certificate representing the Series B Convertible Preferred Stock upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation establishing the number of shares of Series B Convertible Preferred Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error, Notwithstanding the foregoing, if Series B Convertible Preferred Stock represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Series B Convertible Preferred Stock unless such Holder first physically surrenders the certificate representing the Series B Convertible Preferred Stock to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of shares of Series B Convertible Preferred Stock represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series B Convertible Preferred Stock, the number of shares of Series B Convertible Preferred Stock represented by such certificate may be less than the number of shares of Series B Convertible Preferred Stock stated on the face thereof. Each certificate for Series B Convertible Preferred Stock shall bear the following legend:

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THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY U.S. STATE, NOR IS ANY SUCH REGISTRATION CONTEMPLATED. THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

(d)          Reservation of Shares.

(i)          The Corporation shall, upon the happening of the Series B Automatic Conversion Event, reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series B Convertible Preferred Stock, such number of its duly authorized and unissued shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Convertible Preferred Stock (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Series B Convertible Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of shares of Series B Convertible Preferred Stock held by each Holder at the time of issuance of the Series B Convertible Preferred Stock or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event a Holder shall sell or otherwise transfer any of such Holder’s Series B Convertible Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series B Convertible Preferred Stock (other than pursuant to a transfer of Series B Convertible Preferred Stock in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Series B Convertible Preferred Stock, pro rata based on the number of shares of Series B Convertible Preferred Stock then held by such Holders. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted conversion price.

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(e)          Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the Conversion Rate, the Corporation shall issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within one (1) Business Day of receipt of such Holder’s Conversion Notice or other date of determination. If such Holder and the Corporation are unable to agree upon the determination of the arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Corporation shall within one (1) Business Day submit via facsimile the disputed arithmetic calculation of the Conversion Rate to any “big four” international accounting firm. The Corporation shall cause, at the Corporation’s expense (unless the accounting firm determines in favor of the Corporation, in which case the Holder shall be responsible for such expense), the accountant to perform the determinations or calculations and notify the Corporation and the Holders of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent error.

(f)          Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series B Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(g)          Effect of Conversion. All shares of Series B Convertible Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued but unpaid dividends thereon (whether or not declared). Subject to Section 6(c)(iii)(B), any shares of Series B Convertible Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series B Convertible Preferred Stock accordingly.

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(h)          Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Series B Convertible Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series B Convertible Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

7.            Anti-Dilution Provisions. The Conversion Price shall be subject to adjustment from time to time in accordance with this Section 7.

(a)          Certain Definitions. For purposes of this Certificate of Designations, the following definitions shall apply:

(i)          “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(ii)         “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(iii)        “Principal Market” means the Eligible Market that is the principal securities exchange market for the Common Stock.

(b)          Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Corporation at any time after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time after the Initial Issuance Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c)          Notices.

(i)          Immediately upon any adjustment of the Conversion Rate and Conversion Price pursuant to Section 7 hereof, the Corporation will give written notice thereof sent by mail, first class, postage prepaid to each Holder at its address appearing on the stock register, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 6(e).

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(ii)         Except as otherwise required by law, the Corporation will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Corporation closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Twenty Percent Issuance, any Fundamental Transaction or any Liquidation Event.

(iii)        The Corporation will also give written notice to each Holder at least ten (10) Business Days prior to the date on which any Twenty Percent Issuance, any Fundamental Transaction or any Liquidation Event will take place.

8.           Status of Converted Stock. In the event any shares of Series B Convertible Preferred Stock shall be converted pursuant to Section 6 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

9.           Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series B Convertible Preferred Stock Certificates representing the Series B Convertible Preferred Stock, and, in the case of loss, theft or destruction, of an indemnification undertaking (with surety, if reasonably requested by the Corporation) by the holder thereof to the Corporation in customary form and, in the case of mutilation, upon surrender and cancellation of the Series B Convertible Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series B Convertible Preferred Stock into Common Stock.

10.         Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a holder of Series B Convertible Preferred Stock’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation covenants to each holder of Series B Convertible Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder of Series B Convertible Preferred Stock thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series B Convertible Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the holders of Series B Convertible Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

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11.         Notice. Whenever notice or other communication is required to be given hereunder, unless otherwise provided herein, such notice shall be given in accordance with contact information provided by each Holder to the Corporation and set forth in the register for the Series B Convertible Preferred Stock maintained by the Corporation as set forth in Section 14.

12.         Failure or Indulgence Not Waiver. No failure or delay on the part of any holder of Series B Convertible Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

13.         Transfer of Series B Convertible Preferred Stock. A Holder may assign some or all of the Series B Convertible Preferred Stock and the accompanying rights hereunder held by such Holder without the consent of the Corporation; provided that such assignment is in compliance with applicable securities laws.

14.         Series B Convertible Preferred Stock Register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders), a register for the Series B Convertible Preferred Stock, in which the Corporation shall record the name and address of the persons in whose name the Series B Convertible Preferred Stock have been issued, as well as the name and address of each transferee. The Corporation may treat the person in whose name any Series B Convertible Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

15.         Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the Delaware General Corporation Law (“DGCL”), this Certificate of Designation or otherwise with respect to the issuance of the Series B Convertible Preferred Stock or the Common Stock issuable upon conversion thereof may be effected by written consent of the Corporation’s stockholders or at a duly called meeting of the Corporation’s stockholders, all in accordance with the applicable rules and regulations of the DGCL and the applicable provisions hereof. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

16.         General Provisions. In addition to the above provisions with respect to Series B Convertible Preferred Stock, such Series B Convertible Preferred Stock shall be subject to and be entitled to the benefit of the provisions set forth in the Certificate of Incorporation of the Corporation with respect to preferred stock of the Corporation generally.

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17.         Disclosure. Upon receipt or delivery by the Corporation of any notice in accordance with the terms of this Certificate of Designation, unless the Corporation has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or any of its Subsidiaries, the Corporation shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Corporation believes that a notice contains material, nonpublic information relating to the Corporation or its Subsidiaries, the Corporation so shall indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Corporation or its Subsidiaries.

[signature page follows]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by the undersigned this 15th day of October, 2015.

VRINGO, INC.

By:	/s/ Andrew D. Perlman
	Name:	Andrew D. Perlman
	Title:	Chief Executive Officer

EXHIBIT I

VRINGO, INC.

The undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Convertible Preferred Stock”), of Vringo, Inc., a Delaware corporation (the “Corporation”), indicated below into shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Corporation, as of the date specified below.

Date of Conversion:

Number of shares of Series B Convertible Preferred Stock to be converted:

Stock certificate no(s). of Series B Convertible Preferred Stock to be converted:

Tax ID Number (If applicable):

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Series B Convertible Preferred Stock are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

A-2

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

VRINGO, INC.

VRINGO, INC., a Delaware corporation (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is VRINGO, INC.

SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 9, 2006 and the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 22, 2010, and as further amended by the Certificate of Amendment of the Amended and Restated Certificate of Incorporation on July 19, 2012.

THIRD: The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”), adopted resolutions amending the Corporation’s Amended and Restated Certificate of Incorporation as follows:

Article Fourth of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended by adding the following Sections (3), (4) and (5):

“(3) Reverse Stock Split. Upon the effectiveness of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation, the shares of the Corporation’s Common Stock issued and outstanding prior to the Effective Time and the shares of Common Stock issued and held in treasury of the Corporation immediately prior to the Effective Time shall automatically be reclassified into a smaller number of shares such that each ten (10) shares of the Corporation’s issued and outstanding Common Stock immediately prior to the Effective Time are reclassified into one (1) validly issued, fully paid and nonassessable share of Common Stock, without any further action by the Corporation or the holder thereof. No fractional shares of Corporation Common Stock will be issued as a result of the reverse stock split. Instead, stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to rounding up of their fractional share to the nearest whole share.

(4) Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive a whole share in lieu of a fractional share of Common Stock), provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (including the right to receive a whole share in lieu of a fractional share of Common Stock).

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(5) This Certificate of Amendment shall be effective on November 27, 2015 at 05:00 p.m., Eastern time (the “Effective Time”).”

FOURTH: Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Sections 222 and 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this CERTIFICATE OF AMENDMENT to be signed by Anastasia Nyrkovskaya its Chief Financial Officer and Treasurer as of the 24th day of November, 2015.

VRINGO, INC.

By:	/s/ Anastasia Nyrkovskaya
	Name:	Anastasia Nyrkovskaya
	Title:	Chief Financial Officer and Treasurer

2

CERTIFICATE OF DESIGNATION

OF

SERIES C JUNIOR PARTICIPATING PREFERRED STOCK

OF

VRINGO, INC.

The undersigned do hereby certify that the following resolution was duly adopted by the Board of Directors of Vringo, Inc., a Delaware corporation (the “Company”), on March 18, 2016:

RESOLVED, that pursuant to the authority vested in the board of directors of the Company (the “Board of Directors”) by the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Board of Directors does hereby create, authorize and provide for the issue of a series of Preferred Stock, par value $0.01 per share, of the Company, to be designated “Series C Junior Participating Preferred Stock”, initially consisting of 300,000 shares, and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations or restrictions of the Series C Junior Participating Preferred Stock are not stated and expressed in the Certificate of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein):

SECTION 1.        Designation and Amount. There shall be a series of Preferred Stock that shall be designated as “Series C Junior Participating Preferred Stock,” and the number of shares constituting such series shall be 300,000. Such number of shares may be increased or decreased by resolution of the Board of Directors of the Company (the “Board”); provided, however, that no decrease shall reduce the number of shares of Series C Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

SECTION 2.       Dividends or Distributions. (a) Subject to the superior rights of the holders of shares of any other series of preferred stock of the Company or other class of capital stock of the Company ranking superior to the shares of Series C Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series C Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of the assets of the Company legally available therefor, (1) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board shall approve (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series C Junior Participating Preferred Stock, in the amount of $10.00 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series C Junior Participating Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Junior Participating Preferred Stock (the total of which shall not, in any event, be less than zero) and (2) dividends payable in cash on the payment date for each cash dividend declared on the shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Company shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Company shall simultaneously pay or make on each outstanding whole share of Series C Junior Participating Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of Common Stock. As used herein, the “Formula Number” shall be 1,000; provided,  however, that, if at any time after March 18, 2016, the Company shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that, if at any time after March 18, 2016, the Company shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Series C Junior Participating Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

(b)          The Company shall declare a cash dividend on the Series C Junior Participating Preferred Stock as provided in Section 2(a)(2) immediately prior to or at the same time it declares a cash dividend on the Common Stock; provided, however, that, in the event no cash dividend shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, during the period between the first issuance of any share or fraction of a share of Series C Junior Participating Preferred Stock, a dividend of $10.00 per whole share on the Series C Junior Participating Preferred Stock shall nevertheless accrue on such subsequent Quarterly Dividend Payment Date or the first Quarterly Dividend Payment Date, as the case may be. The Board may fix a record date for the determination of holders of shares of Series C Junior Participating Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

(c)          Whether or not declared, dividends shall begin to accrue and be cumulative on outstanding shares of Series C Junior Participating Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from and after the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

(d)          So long as any shares of Series C Junior Participating Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series C Junior Participating Preferred Stock shall have been declared and set aside.

(e)          The holders of shares of Series C Junior Participating Preferred Stock shall not be entitled to receive any dividends or other distributions except as herein provided.

SECTION 3.       Voting Rights. The holders of shares of Series C Junior Participating Preferred Stock, in addition to the voting rights provided by law, shall have the following voting rights:

(a)          Each holder of Series C Junior Participating Preferred Stock shall be entitled to a number of votes on each matter on which holders of the Common Stock or stockholders generally are entitled to vote equal to the Formula Number then in effect, for each share of Series C Junior Participating Preferred Stock held of record, multiplied by the maximum number of votes per share which any holder of Common Stock or stockholders generally then have with respect to such matter (assuming, if applicable, any holding period or other requirement to exercise such maximum voting rights is satisfied).

(b)          Except as otherwise herein provided or by applicable law, the holders of shares of Series C Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Company and on all other matters submitted to a vote of stockholders of the Company.

(c)          Except as otherwise herein provided or by applicable law, holders of Series C Junior Participating Preferred Stock shall have no voting rights.

SECTION 4.      Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions on the Series C Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not:

(i)          declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior Participating Preferred Stock:

(ii)         declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Junior Participating Preferred Stock, except dividends paid ratably on the Series C Junior Participating. Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)        redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Junior Participating Preferred Stock; provided, however, that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Junior Participating Preferred Stock; or

(iv)        purchase or otherwise acquire for consideration any shares of Series C Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series C Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)         The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under Section 4(a), purchase or otherwise acquire such shares at such time and in such manner.

SECTION 5.        Liquidation Rights. Upon the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, no distribution shall be made (1) to the holders of any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series C Junior Participating Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $1,000 per whole share or (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (2) to the holders of any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Junior Participating Preferred Stock, except distributions made ratably on the Series C Junior Participating Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

SECTION 6.       Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series C Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 6 and Section 2 appear to apply to a transaction, this Section 6 will control.

SECTION 7.         No Redemption; No Sinking Fund, (a) The shares of Series C Junior Participating Preferred Stock shall not be subject to redemption by the Company or at the option of any holder of Series C Junior Participating Preferred Stock; provided,  however, that, subject to Section 4(a)(iv), the Company may purchase or otherwise acquire outstanding shares of Series C Junior Participating Preferred Stock in the open market or by offer to any holder or holders of shares of Series C Junior Participating Preferred Stock.

(b)           The shares of Series C Junior Participating Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

SECTION 8.         No Purchase Fund. The shares of Series C Junior Participating Preferred Stock shall not be subject to or entitled to the operation of a purchase fund.

SECTION 9.         No Conversion; No Exchange. The shares of Series C Junior Participating Preferred Stock shall not be convertible into, or exchangeable for, shares of any other class or series.

SECTION 10.       Ranking. The Series C Junior Participating Preferred Stock shall rank junior to all other series of preferred stock of the Company unless the Board shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

SECTION 11.       Fractional Shares. The Series C Junior Participating Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-thousandth of a share (as such fraction may be adjusted as provided in the Rights Agreement) or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Junior Participating Preferred Stock. In lieu of any fractional shares, the Company may elect (a) to make a cash payment as provided in the Rights Agreement for fractions of a share, other than those one one-thousandths (1/1,000ths) of a Preferred Share (as such fraction may be adjusted as provided in the Rights Agreement), or any integral multiple thereof represented by one or more whole Rights immediately prior to such exercise, or (b) to issue depositary receipts evidencing fractional shares of Series C Junior Participating Preferred Stock pursuant to an appropriate agreement between the Company and a depository selected by the Company; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series C Junior Participating Preferred Stock.

SECTION 12.      Reacquired Shares. Any shares of Series C Junior Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancelation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Articles.

SECTION 13.      Amendment. So long as any shares of Series C Junior Participating Preferred Stock shall be outstanding, (i) none of the voting power, the designations, the relative preferences, powers, participating, optional or other special rights and the qualifications, limitations and restrictions of the Series C Junior Participating Preferred Stock as herein provided shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series C Junior Participating Preferred Stock so as to affect them adversely and (ii) no amendment, alteration or repeal of the Articles or of the Amended and Restated By-laws of the Company shall be effected so as to affect adversely any of such powers, preferences, rights or privileges.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Andrew D. Perlman its Chief Executive Officer, as of the 18th day of March, 2016.

VRINGO, INC.

By:	/s/ Andrew D. Perlman
Andrew D. Perlman
Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

VRINGO, INC.

VRINGO, INC., a Delaware corporation (the “Corporation”), does hereby certify that:

FIRST:	The name of the Corporation is VRINGO, INC.

SECOND:	The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 9, 2006 and the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 22, 2010, and as further amended by the Certificates of Amendment of the Amended and Restated Certificate of Incorporation on July 19, 2012 and on November 24, 2015.

THIRD:	The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), adopted resolutions amending the Corporation’s Amended and Restated Certificate of Incorporation as follows:

Article First of the Corporation’s Amended and Restated Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

“FIRST: The name of the Corporation (hereinafter the “Corporation”) is FORM Holdings Corp.”

FOURTH:	This Certificate of Amendment shall be effective on Friday, May 6, 2016 at 5:00 PM, Eastern Daylight Time.

IN WITNESS WHEREOF, the Corporation has caused this CERTIFICATE OF AMENDMENT to be signed by Anastasia Nyrkovskaya, its Chief Financial Officer and Treasurer, as of the 5th day of May, 2016.

VRINGO, INC.

By:	/s/ Anastasia Nyrkovskaya
Name:	Anastasia Nyrkovskaya
Title:	Chief Financial Officer and Treasurer

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FORM HOLDINGS CORP.

FORM HOLDINGS CORP., a Delaware corporation (the “Corporation’’), does hereby certify that:

FIRST:	The name of the Corporation is FORM HOLDINGS CORP.

SECOND:	The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 9, 2006 and the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 22, 2010, and as further amended by the Certificates of Amendment of the Amended and Restated Certificate of Incorporation on July 19, 2012, on November 24, 2015 and on May 5, 2016.

THIRD:	The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”), adopted resolutions amending the Corporation’s Amended and Restated Certificate of Incorporation as follows:

Article Fifth, Section (2) of the Corporation’s Amended and Restated Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

“(2) Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office, with or without cause, by the affirmative vote of the holders of at least a majority of the total voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.”

FOURTH:	Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Sections 222 and 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this CERTIFICATE OF AMENDMENT to be signed by Anastasia Nyrkovskaya, its Chief Financial Officer, as of the 28th day of November, 2016.

FORM HOLDINGS CORP.

By:	/s/ Anastasia Nyrkovskaya
Name:	Anastasia Nyrkovskaya
Title:	Chief Financial Officer and Treasurer

FORM HOLDINGS CORP.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES D CONVERTIBLE PREFERRED STOCK

WHEREAS, the Amended and Restated Certificate of Incorporation of Form Holdings Corp., a Delaware corporation (the “Corporation”), provides for a class of its authorized stock known as preferred stock, comprised of 5,000,000 shares, issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation (the “Board of Directors”) is authorized to fix the dividend rights, voting rights, conversion rights, redemption privileges and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of 500,000 shares of the preferred stock which the Corporation has the authority to issue, classified as Series D Convertible Preferred Stock, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock in exchange for other securities, rights, or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

1.	Designation and Amount. The class of preferred stock hereby classified shall be designated the “Series D Convertible Preferred Stock”, The initial number of authorized shares of the Series D Convertible Preferred Stock shall be 500,000, which, except as provided herein, shall not be subject to increase without the consent of the holders of a majority of the then outstanding shares of Series D Convertible Preferred Stock. Each share of the Series D Convertible Preferred Stock shall have a par value of $0.01.

2.	Dividends.

2.1.	Dividends and Distributions to the Holders of Common Stock, From and after the first date of issuance of any shares of Series D Convertible Preferred Stock (the “Initial Issuance Date”), the holders of Series D Convertible Preferred Stock (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive such dividends paid and distributions made to the holders of common stock, par value $0.01 per share (the “Common Stock”), pro rata to the holders of Common Stock to the same extent as if such Holders had converted the Series D Convertible Preferred Stock into Common Stock and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

2.2.	Payment of Dividends. In addition to the dividends described in Section 2.1, from and after the date of the issuance of any shares of Series D Convertible Preferred Stock, dividends at the rate per annum of $4.32 per share shall accrue on such shares of Series D Convertible Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Convertible Preferred Stock) (the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided, however, that except as set forth in the following sentence of this Section 2.2. in Section 4, or in Section 7, such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Accruing Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the holders of the Series D Convertible Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series D Convertible Preferred Stock in an amount at least equal to (i) the amount of the aggregate Accruing Dividends then accrued on such share of Series D Convertible Preferred Stock and not previously paid and (ii) the amount required to be paid pursuant to Section 2.1.

3.	Liquidation Preference.

3.1.	Preferential Payments to Holders of Series D Convertible Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, subject to the rights of the holders of any other class of preferred stock, the holders of shares of Series D Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value (defined below) plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series D Convertible Preferred Stock been converted into Common Stock pursuant to Section 6 immediately prior to such liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series D Liquidation Preference Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Holders the full amount to which they shall be entitled under this Section 3.1, the Holders shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

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3.2.	Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series D Convertible Preferred Stock (subject to the rights of the holders of any other class of preferred stock), the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

4.	Deemed Liquidation Events.

4.1.	Certain definitions. For purposes of this Certificate of Designation, the following definitions shall apply:

4.1.1.	“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

4.1.2.	“Deemed Liquidation Event” means that the Corporation shall, directly or indirectly, in one or more related transactions, (A) (i) consolidate or merge with or into (whether or not the Corporation is the surviving corporation) another Person or (ii) permit any subsidiary of the Corporation to merge or consolidate with or into (whether or not the subsidiary of the Corporation is the surviving corporation) another Person, if the Corporation issues shares of its capital stock pursuant to such merger or consolidation (in either (i) or (ii) of this clause (A)), other than a consolidation or merger involving the Corporation or a subsidiary of the Corporation in which the shares of capital stock of the Corporation outstanding immediately prior to such consolidation or merger continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such consolidation or merger, at least a majority of the Voting Stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such consolidation or merger, the parent corporation of such surviving or resulting corporation), or (B) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Corporation on a consolidated basis to another entity, or (C) allow another Person(s) to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the entity or entities making or party to, or associated or affiliated with the entity or entities making or party to, such purchase, tender or exchange offer), or (D) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another entity whereby such other entity acquires more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person(s) making or party to, or associated or affiliated with the other Person(s) making or party to, such stock purchase agreement or other business combination).

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4.1.3.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

4.1.4.	“Eligible Market” means the New York Stock Exchange, Inc., the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, and the NASDAQ Capital Market, and any successor to any of the foregoing.

4.1.5.	“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

4.1.6.	“Required Holders” means the holders of record of a majority of the then outstanding shares of Series D Convertible Preferred Stock.

4.1.7.	“Stated Value” shall mean $48 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events relating to the Series D Convertible Preferred Stock after the Initial Issuance Date,

4.1.8.	“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that “Trading Day” shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time),

4.1.9.	“Voting Stock” means capital stock of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees thereof (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency that has not occurred at the time of determination).

4.2.	Effecting a Deemed Liquidation Event.

4.2.1.	The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in clause (A) of the definition of “Deemed Liquidation Event” unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Section 3.

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4.2.2.	In the event of a Deemed Liquidation Event, if the Corporation does not effect a dissolution of the Corporation under the Delaware General Corporation Law (“DGCL”) within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series D Convertible Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause; (ii) to require the repayment and cancellation of such shares of Series D Convertible Preferred Stock, and (iii) if the holders of at least 50% of the then outstanding shares of Series D Convertible Preferred Stock so request in a written instrument delivered to the Corporation not later than 30 days after receipt of the notice described in clause (i), the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors), together with any other assets of the Corporation available for distribution to its stockholders, subject to the rights of any other existing class of preferred stock, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to repay and cancel all outstanding shares of Series D Convertible Preferred Stock at a price per share equal to the Series D Liquidation Preference Amount, Notwithstanding the foregoing, in the event of a repayment pursuant to the preceding sentence, if the Available Proceeds are not sufficient to repay all outstanding shares of Series D Convertible Preferred Stock, the Corporation shall ratably repay each Holder’s shares of Series D Convertible Preferred Stock to the fullest extent of such Available Proceeds, and shall repay the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. Prior to the distribution or repayment provided for in this Section 4.2.2, the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

4.3.	Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon the occurrence of a Deemed Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors.

4.4.	Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to clause (A)(i) of the definition thereof, if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the transaction agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 3.1 and 3.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 3.1 and 3.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 4.4, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

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5.	Voting Rights.

5.1.	General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each Holder shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series D Convertible Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Amended and Restated Certificate of Incorporation, the holders of Series D Convertible Preferred Stock shall vote together with the holders of Common Stock as a single class,

5.2.	Election of Directors. The Holders of record of the shares of Series D Convertible Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series D Director”). If the holders of shares of Series D Convertible Preferred Stock fail to elect a director to fill the directorship for which they are entitled to elect a director, voting exclusively and as a separate class, pursuant to the first sentence of this Section 5.2, then the directorship not so filled shall remain vacant until such time as the holders of the Series D Convertible Preferred Stock elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series D Convertible Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Section 5.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Section 5.2. The initial Series D Director shall be Mr. Andrew Heyer, C/O FORM Holdings Corp., 780 Third Avenue, 12th Floor, New York, NY 10017. The rights of the holders of the Series D Convertible Preferred Stock to elect a Series D Director shall terminate on the first date following the Initial Issuance Date on which the shares of Common Stock underlying the Series D Convertible Preferred Stock represent beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), in the aggregate, of less than five percent (5%) of the Corporation’s issued and outstanding shares of Common Stock on an as-converted basis.

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6.	Conversion.

6.1.	Holder’s Right to Convert.

The holders of the Series D Convertible Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

6.1.1.	Right to Convert.

6.1.1.1.	Conversion Ratio. Each share of Series D Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value (plus any accrued but unpaid dividends) by the Series D Conversion Price (as defined below) in effect at the time of conversion (the result of such fraction, the “Series D Conversion Rate”). The “Series D Conversion Price” shall initially be equal to $6.00. Such initial Series D Conversion Price, and the rate at which shares of Series D Convertible Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. On the Initial Issuance Date, the Series D Conversion Rate shall be equal to 8 shares of Common Stock for each share of Series D Convertible Preferred Stock.

6.1.1.2.	Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series D Convertible Preferred Stock.

6.1.2.	Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series D Convertible Preferred Stock. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series D Convertible Preferred Stock the Holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

6.2.	Mechanics of Conversion. The conversion of Series D Convertible Preferred Stock shall be conducted in the following manner:

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6.2.1.	Conversion Notice. The Holder of record of shares of Series D Convertible Preferred Stock being converted shall (A) transmit by email (or otherwise deliver) a copy of a properly completed notice of conversion executed by the registered Holder of the Series D Convertible Preferred Stock subject to such conversion in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Corporation and if the Corporation has appointed a registered transfer agent, the Corporation’s registered transfer agent (the “Transfer Agent”) (if the Corporation does not have a registered transfer agent, references hereto to the “Transfer Agent” shall be deemed to be references to the Corporation) and (B) if required by Section 6.2.3, surrender to a common carrier for delivery to the Corporation as soon as practicable following such date the original certificates, if any, representing the Series D Convertible Preferred Stock being converted (or compliance with the procedures set forth in Section 10) (the “Preferred Stock Certificates”).

6.2.2.	Corporation’s Response. Upon receipt by the Corporation of a copy of a Conversion Notice, the Corporation shall (A) as soon as practicable, but in any event within three (3) Trading Days, send, via email, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, if applicable, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (B) on or before the third (3rd) Trading Day following the date of receipt by the Corporation of such Conversion Notice, (1) provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the number of shares of Series D Convertible Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series D Convertible Preferred Stock being converted, then the Corporation shall or shall direct the Transfer Agent, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Stock Certificate(s) and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of shares of Series D Convertible Preferred Stock not converted or it shall direct the Transfer Agent to update the Holder’s account to reflect the number of shares of Series D Convertible Preferred Stock not converted.

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6.2.3.	Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Series D Convertible Preferred Stock in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the Preferred Stock Certificate, if any, unless (A) the full or remaining number of shares of Series D Convertible Preferred Stock represented by the Preferred Stock Certificate are being converted, in which case the Holder shall deliver such Preferred Stock Certificate to the Corporation promptly following such conversion, or (B) a Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series D Convertible Preferred Stock upon physical surrender of any Series D Convertible Preferred Stock. The Holder and the Corporation shall maintain records showing the number of shares of Series D Convertible Preferred Stock so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Corporation, so as not to require physical surrender of the certificate representing the Series D Convertible Preferred Stock upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation establishing the number of shares of Series D Convertible Preferred Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Series D Convertible Preferred Stock represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Series D Convertible Preferred Stock unless such Holder first physically surrenders the certificate representing the Series D Convertible Preferred Stock to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of shares of Series D Convertible Preferred Stock represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series D Convertible Preferred Stock, the number of shares of Series D Convertible Preferred Stock represented by such certificate may be less than the number of shares of Series D Convertible Preferred Stock stated on the face thereof.

6.2.4.	Reservation of Shares. The Corporation shall, so long as any shares of Series D Convertible Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series D Convertible Preferred Stock according to the terms hereof, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series D Convertible Preferred Stock then outstanding; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Convertible Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in all reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series D Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series D Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Series D Convertible Conversion Price.

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6.2.5.	Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the Series D Conversion Rate, the Corporation shall issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via email within one (1) Business Day of receipt of such Holder’s Conversion Notice or other date of determination. If such Holder and the Corporation are unable to agree upon the determination of the arithmetic calculation of the Series D Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Corporation shall within one (1) Business Day submit via email the disputed arithmetic calculation of the Series D Conversion Rate to any “big four” international accounting firm that is reasonably acceptable to the Corporation and the Holder, The Corporation shall cause, at the Corporation’s expense (unless the accounting firm determines in favor of the Corporation, in which case the Holder shall be responsible for such expense), the accountant to perform the determinations or calculations and notify the Corporation and the Holders of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent error,

6.2.6.	Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series D Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the date of conversion,

6.2.7.	Effect of Conversion. All shares of Series D Convertible Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote in the capacity of a Holder, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversation as provided in Section6.1.2, and payment of any accrued but unpaid dividends thereon (whether or not declared). Any shares of Series D Convertible Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series D Convertible Preferred Stock accordingly.

6.2.8.	Transfer Taxes. The issuance of certificates, if any, for shares of the Common Stock on conversion of this Series D Convertible Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series D Convertible Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

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6.2.9.	Corporation’s Failure to Timely Convert. If within three (3) Trading Days after the Corporation’s receipt of the copy of a Conversion Notice, the Corporation shall fail to credit a Holder’s balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of Series D Convertible Preferred Stock (a “Conversion Failure”), and if on or after such third (3rd) Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Corporation (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Corporation shall, within three (3) Trading Days after the Holder's request pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Corporation's obligation to deliver such certificate (and to issue such Common Stock) shall terminate. “Closing Sale Price” means, for the shares of Common Stock as of any date, the last closing price for such security on the principal market on which such security is traded, as reported by Bloomberg L.P., or if the foregoing does not apply, the last closing price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg L.P., or, if no closing price is reported for such security by Bloomberg L.P., the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC).

6.3.	Corporation’s Right to Convert.

6.3.1.	At any time or from time to time after the Initial Issuance Date of the Series D Convertible Preferred Stock, if the volume weighted average price per share, as published by Bloomberg L.P, (or if Bloomberg L.P, does not then exist, a comparable publication) (“VWAP”) of the shares of Common Stock of the Corporation on its principal trading market that is an Eligible Market (the “Principal Market”) over any twenty (20) of the thirty (30) consecutive Trading Days exceeds $9.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) (the “Corporation Conversion Right Event”), the Corporation will have the right, but not the obligation, by notice given no more than ten (10) Trading Days after the occurrence of such Corporation Conversion Right Event, to convert each outstanding share of Series D Convertible Preferred Stock into a number of fully paid and nonassessable shares of Common Stock calculated based on the then applicable Series D Conversion Rate.

6.3.2.	To exercise the Corporation’s right set forth in Section 6.3.1, the Corporation shall deliver to each Holder of record of Series D Convertible Preferred Stock an irrevocable written notice (a “Corporation Conversion Notice”) during the ten (10) Trading Day period referenced above indicating the effective date of the conversion (the “Corporation Conversion Date”), which Corporation Conversion Date shall be not more than sixty (60), nor less than five (5), days following delivery of the Corporation Conversion Notice.

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6.3.3.	On the Corporation Conversion Date, the outstanding shares of Series D Convertible Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares, if any, are surrendered to the Corporation or its Transfer Agent, and certificates previously representing shares of Series D Convertible Preferred shall represent only the shares of Common Stock into which the shares of Series D Convertible Preferred previously represented thereby have been converted pursuant hereto; provided, however, that the Corporation shall not be obligated to issue the shares of Common Stock issuable upon such conversion of any shares of Series D Convertible Preferred unless certificates evidencing such shares of Series D Convertible Preferred, if any, are either delivered to the Corporation or the holder notifies the Corporation that such certificates, if any, have been lost, stolen, or destroyed, and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the occurrence of the conversion of the Series D Convertible Preferred pursuant to this Section 6.3, the Holders of shares of Series D Convertible Preferred shall surrender the certificates representing such shares to the Corporation and the Corporation shall cause its Transfer Agent to deliver the shares of Common Stock issuable upon such conversion (in the same manner set forth in Section 6.2.2) to the Holder within three (3) Business Days of the Holder’s delivery of the applicable Series D Convertible Preferred certificates,

7.	Repayment of Series D Convertible Preferred Stock.

7.1.	General. On the date that is the seven (7) year anniversary after the Initial Issuance Date of the Series D Convertible Preferred (the “Maturity Date”), the Corporation shall, in accordance with Section 7.2 hereof, repay and cancel each share of Series D Convertible Preferred, at a price per share of the Series D Convertible Preferred equal to the Series D Liquidation Preference Amount, plus an amount equal to any accrued but unpaid dividends payable thereon until the Maturity Date.

7.2.	Share Issuance.

7.2.1.	On the Maturity Date, the Corporation, at its sole option, may elect to pay to the Holders the Series D Liquidation Preference Amount pursuant to Section 7.1: (i) in cash; (ii) by delivery of shares of Common Stock; or (iii) through any combination of cash and/or Common Stock.

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7.2.2.	If the Corporation elects to make a payment, or any portion thereof, pursuant to this Section 7, in shares of Common Stock, the number of shares deliverable shall be determined by (A) dividing (x) the cash amount of such payment that would apply if no payment were to be made in Common Stock, or such portion, by (y) the VWAP of the Common Stock for the period of thirty (30) consecutive Trading Days ending on the Trading Day immediately preceding the Maturity Date (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization during such period) (the “Base Price”) and adding to the number of shares determined in accordance with clause (A), (B) an additional number of shares of Common Stock (the “Premium Shares”), calculated as follows: (i) if the Base Price as calculated pursuant to clause (A) above is greater than $9.00, no Premium Shares shall be issued, (ii) if the Base Price as calculated pursuant to clause (A) above is greater than $7.00 and equal to or less than $9.00, a number of shares equal to 5% of the shares to be issued pursuant to Section 7.2.2(A), (iii) if the Base Price as calculated pursuant to clause (A) above is greater than $6.00 and equal to or less than $7.00, a number of shares equal to 10% of the shares to be issued pursuant to Section 7.2.2(A), (iv) if the Base Price as calculated pursuant to clause (A) above is greater than $5.00 and equal to or less than $6.00, a number of shares equal to 20% of the shares to be issued pursuant to Section 7.2.2(A) and (v) if the Base Price as calculated pursuant to clause (A) above is less than or equal to $5.00, a number of shares equal to 25% of the shares to issued pursuant to Section 7.2.2(A). All per share prices set forth in Section 7.2.2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization after the Initial Issuance Date.

8.	Adjustment of Series D Conversion Price.

8.1.1.	Adjustment of Series D Conversion Price upon Subdivision or Combination of Common Stock. The Series D Conversion Price shall be subject to adjustment from time to time in accordance with this Section 8. If the Corporation at any time after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series D Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time after the Initial Issuance Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Series D Conversion Price in effect immediately prior to such combination will be proportionately increased.

8.1.2.	Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 4, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series D Convertible Preferred Stock) is converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series D Convertible Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series D Convertible Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 8 with respect to the rights and interests thereafter of the holders of the Series D Convertible Preferred Stock, to the end that the provisions set forth in this Section 8 (and the provisions with respect to changes in and other adjustments of the Series D Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

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8.2.	Notices.

8.2.1.	Immediately upon any adjustment of the Series D Conversion Rate and Series D Conversion Price pursuant to Section 8 hereof, the Corporation will give written notice thereof sent by mail, first class, postage prepaid to each Holder at its address appearing on the stock register, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 6.2.5.

8.2.2.	Except as otherwise required by law, the Corporation will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, or (B) with respect to any pro rata subscription offer to holders of Common Stock,

8.2.3.	The Corporation will also give written notice to each Holder at least ten (10) Business Days prior to the date on which a Deemed Liquidation Event will take place.

9.	Status of Converted Stock. In the event any shares of Series D Convertible Preferred Stock shall be converted pursuant to Sections 6 or 7 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

10.	Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series D Convertible Preferred Stock Certificates representing the Series D Convertible Preferred Stock, if any, and, in the case of loss, theft or destruction, of an indemnification undertaking (with surety, if reasonably requested by the Corporation) by the holder thereof to the Corporation in customary form and, in the case of mutilation, upon surrender and cancellation of the Series D Convertible Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series D Convertible Preferred Stock into Common Stock.

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11.	Remedies, Characterizations. Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a holder of Series D Convertible Preferred Stock’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation covenants to each holder of Series D Convertible Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder of Series D Convertible Preferred Stock thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series D Convertible Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the holders of Series D Convertible Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required,

12.	Notice. Whenever notice or other communication is required to be given hereunder, unless otherwise provided herein, such notice shall be given in accordance with contact information provided by each Holder to the Corporation and set forth in the register for the Series D Convertible Preferred Stock maintained by the Corporation as set forth in Section 15.

13.	Failure or Indulgence Not Waiver. No failure or delay on the part of any holder of Series D Convertible Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

14.	Transfer of Series D Convertible Preferred Stock. A Holder may assign some or all of the Series D Convertible Preferred Stock and the accompanying rights hereunder held by such Holder without the consent of the Corporation; provided that such assignment is in compliance with applicable securities laws.

15.	Series D Convertible Preferred Stock Register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders), a register for the Series D Convertible Preferred Stock, in which the Corporation shall record the name, address and email address of the persons in whose name the Series D Convertible Preferred Stock have been issued, as well as the name, address and email address of each transferee. The Corporation may treat the person in whose name any Series D Convertible Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

16.	Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the DGCL, this Certificate of Designation or otherwise with respect to the issuance of the Series D Convertible Preferred Stock or the Common Stock issuable upon conversion thereof may be effected by written consent of the Corporation’s stockholders or at a duly called meeting of the Corporation’s stockholders, all in accordance with the applicable rules and regulations of the DGCL and the applicable provisions hereof This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

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17.	General Provisions. In addition to the above provisions with respect to Series D Convertible Preferred Stock, such Series D Convertible Preferred Stock shall be subject to and be entitled to the benefit of the provisions set forth in the Amended and Restated Certificate of Incorporation of the Corporation with respect to preferred stock of the Corporation generally.

18.	Waiver and Amendment. Any of the rights, powers, preferences and other terms of the Series D Convertible Preferred Stock set forth herein may be waived or amended on behalf of all holders of Series D Convertible Preferred Stock by the affirmative written consent or vote of the holders of at least 50 % of the shares of Series D Convertible Preferred Stock then outstanding.

signature page follows

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by the undersigned this 23rd day of December, 2016.

FORM HOLDINGS CORP.

By:	/s/ Andrew D. Perlman
	Name:	Andrew D. Perlman
	Title:	Chief Executive Officer

EXHIBIT A

FORM HOLDINGS CORP.

The undersigned hereby elects to convert the number of shares of Series D Convertible Preferred Stock, par value $0.01 per share (the “Series D Convertible Preferred Stock”), of Form Holdings Corp., a Delaware corporation (the “Corporation”), indicated below into shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Corporation, as of the date specified below.

Date of Conversion:

Number of shares of Series D Convertible Preferred Stock to be converted:

Stock certificate no(s). of Series D Convertible Preferred Stock to be converted:

Tax ID Number (If applicable):

Please confirm the following information:

Series D Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Series D Convertible Preferred Stock are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Email address:

Authorization:

By:

Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FORM HOLDINGS CORP.

FORM HOLDINGS CORP., a Delaware corporation (the “Corporation”), does hereby certify that:

FIRST:	The name of the Corporation is FORM HOLDINGS CORP.

SECOND:	The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 9, 2006 and the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 22, 2010, and as further amended by the Certificates of Amendment of the Amended and Restated Certificate of Incorporation on July 19, 2012, on November 24, 2015, on November 28, 2016, and on May 5, 2016.

THIRD:	The Board of Directors of the Corporation (the “Board''), acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”), adopted resolutions amending the Corporation's Amended and Restated Certificate of Incorporation as follows:

Article First of the Corporation’s Amended and Restated Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

“FIRST: The name of the Corporation (hereinafter the “Corporation”) is XpresSpa Group, Inc.”

FOURTH:	Thereafter, pursuant to a resolution of the Board, this Certificate of Amendment was duly adopted in accordance with the provisions of Sections 222 and 242 of the DGCL.

FIFTH:	This Certificate of Amendment shall be effective on January 5, 2018 at 4:01 P.M., Eastern Standard Time.

IN WITNESS WHEREOF, the Corporation has caused this CERTIFICATE OF AMENDMENT to be signed by Andrew Perlman, its Chief Executive Officer, as of the 5th day of January, 2018.

FORM HOLDINGS CORP.

By:	/s/ Andrew Perlman
Name:	Andrew Perlman
Title:	Chief Executive Officer

XPRESSPA GROUP, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES E CONVERTIBLE PREFERRED STOCK

WHEREAS, the Amended and Restated Certificate of Incorporation (the “Charter”) of XpresSpa Group, Inc., a Delaware corporation (the “Corporation”), provides for a class of its authorized stock known as preferred stock, comprised of 5,000,000 shares, issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation (the “Board of Directors”) is authorized to fix the dividend rights, voting rights, conversion rights, redemption privileges and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of 1,473,300 shares of the preferred stock which the Corporation has the authority to issue, classified as Series E Convertible Preferred Stock, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock in exchange for other securities, rights, or property and does hereby fix and determine in this Certificate of Designation of Preferences, Rights and Limitations of the Series E Convertible Preferred Stock (this “Certificate of Designation”) the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

1.	Designation and Amount. The class of preferred stock hereby classified shall be designated the “Series E Convertible Preferred Stock”. The initial number of authorized shares of the Series E Convertible Preferred Stock shall be 1,473,300, which, except as provided herein, shall not be subject to increase without the consent of the holders of a majority of the then outstanding shares of Series E Convertible Preferred Stock. Each share of the Series E Convertible Preferred Stock shall have a par value of $0.01.

2.	Dividends.

2.1.	Dividends and Distributions to the Holders of Common Stock. From and after the first date of issuance of any shares of Series E Convertible Preferred Stock (the “Initial Issuance Date”), the holders of Series E Convertible Preferred Stock (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive such dividends paid and distributions made to the holders of common stock, par value $0.01 per share (the “Common Stock”), pro rata to the holders of Common Stock to the same extent as if such Holders had converted the Series E Convertible Preferred Stock into Common Stock and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

2.2.	Payment of Dividends. In addition to the dividends described in Section 2.1, from and after the date of the issuance of any shares of Series E Convertible Preferred Stock, dividends at the rate per annum of $0.186 per share shall accrue on such shares of Series E Convertible Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Convertible Preferred Stock) (the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided, however, that except as set forth in the following sentence of this Section 2.2, in Section 4, or in Section 7, such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Accruing Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (including the Series D Convertible Preferred Stock and other than dividends on shares of Common Stock payable in shares of Common Stock) unless the holders of the Series E Convertible Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series E Convertible Preferred Stock in an amount at least equal to (i) the amount of the aggregate Accruing Dividends then accrued on such share of Series E Convertible Preferred Stock and not previously paid and (ii) the amount required to be paid pursuant to Section 2.1. The dividends described in this Section 2.2 may be paid in shares of Series E Convertible Preferred Stock valued at $3.10 per share (provided that any accrued and unpaid dividend payable at maturity may be paid in shares of Common Stock).

3.	Liquidation Preference.

3.1	Preferential Payments to Holders of Series E Convertible Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, subject to the rights of the holders of any other class of preferred stock, the holders of shares of Series E Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series D Convertible Preferred Stock by reason of their ownership thereof or to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value (defined below) plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series E Convertible Preferred Stock been converted into Common Stock pursuant to Section 6 immediately prior to such liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series E Liquidation Preference Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Holders the full amount to which they shall be entitled under this Section 3.1, the Holders shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

3.2.	Payments to Holders of Series D Convertible Preferred Stock and Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series E Convertible Preferred Stock (subject to the rights of the holders of any other class of preferred stock), the remaining assets of the Corporation available for distribution to its stockholders shall be distributed in accordance with the other provisions of the Charter, including as set forth in the Certificate of Designation of Preferences, Rights and Limitations of the Series D Convertible Preferred Stock (the “Series D Certificate of Designation”). For the avoidance of doubt, this Certificate of Designation shall be deemed to amend the Series D Certificate of Designation so as to effect the senior ranking of the Series E Preferred Stock and the liquidation preference set forth in this Section 3.

4.	Deemed Liquidation Events.

4.1.	Certain definitions. For purposes of this Certificate of Designation, the following definitions shall apply:

4.1.1.	“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

4.1.2.	“Deemed Liquidation Event” means that the Corporation shall, directly or indirectly, in one or more related transactions, (A) (i) consolidate or merge with or into (whether or not the Corporation is the surviving corporation) another Person or (ii) permit any subsidiary of the Corporation to merge or consolidate with or into (whether or not the subsidiary of the Corporation is the surviving corporation) another Person, if the Corporation issues shares of its capital stock pursuant to such merger or consolidation (in either (i) or (ii) of this clause (A)), other than a consolidation or merger involving the Corporation or a subsidiary of the Corporation in which the shares of capital stock of the Corporation outstanding immediately prior to such consolidation or merger continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such consolidation or merger, at least a majority of the Voting Stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such consolidation or merger, the parent corporation of such surviving or resulting corporation), or (B) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Corporation on a consolidated basis to another entity, or (C) allow another Person(s) to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the entity or entities making or party to, or associated or affiliated with the entity or entities making or party to, such purchase, tender or exchange offer), or (D) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another entity whereby such other entity acquires more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person(s) making or party to, or associated or affiliated with the other Person(s) making or party to, such stock purchase agreement or other business combination).

4.1.3.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

4.1.4.	“Eligible Market” means the New York Stock Exchange, Inc., the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, and the Nasdaq Capital Market, and any successor to any of the foregoing.

4.1.5.	“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

4.1.6.	“Required Holders” means the holders of record of a majority of the then outstanding shares of Series E Convertible Preferred Stock.

4.1.7.	“Stated Value” shall mean $3.10 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events relating to the Series E Convertible Preferred Stock after the Initial Issuance Date.

4.1.8.	‘Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that ‘Trading Day” shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

4.1.9.	“Voting Stock” means capital stock of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees thereof (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency that has not occurred at the time of determination).

4.2.	Effecting a Deemed Liquidation Event.

4.2.1.	The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in clause (A) of the definition of “Deemed Liquidation Event” unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Section 3.

4.2.2.	In the event of a Deemed Liquidation Event, if the Corporation does not effect a dissolution of the Corporation under the Delaware General Corporation Law (“DGCL”) within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series E Convertible Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause; (ii) to require the repayment and cancellation of such shares of Series E Convertible Preferred Stock, and (iii) if the holders of at least 50% of the then outstanding shares of Series E Convertible Preferred Stock so request in a written instrument delivered to the Corporation not later than 30 days after receipt of the notice described in clause (i), the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors), together with any other assets of the Corporation available for distribution to its stockholders, subject to the rights of any other existing class of preferred stock, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to repay and cancel all outstanding shares of Series E Convertible Preferred Stock at a price per share equal to the Series E Liquidation Preference Amount. Notwithstanding the foregoing, in the event of a repayment pursuant to the preceding sentence, if the Available Proceeds are not sufficient to repay all outstanding shares of Series E Convertible Preferred Stock, the Corporation shall ratably repay each Holder’s shares of Series E Convertible Preferred Stock to the fullest extent of such Available Proceeds, and shall repay the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. Prior to the distribution or repayment provided for in this Section 4.2.2, the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

4.3.	Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon the occurrence of a Deemed Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors.

4.4.	Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to clause (A)(i) of the definition thereof, if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the transaction agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 3.1 and 3.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 3.1 and 3.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 4.4, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

5.	Voting Rights. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each Holder shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series E Convertible Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Charter, the holders of Series E Convertible Preferred Stock shall vote together with the holders of Common Stock as a single class.

6.	Conversion.

6.1.	Holder’s Right to Convert. The holders of the Series E Convertible Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

6.1.1.	Right to Convert.

6.1.1.1.	Conversion Ratio. Each share of Series E Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value (plus any accrued but unpaid dividends) by the Series E Conversion Price (as defined below) in effect at the time of conversion (the result of such fraction, the “Series E Conversion Rate”). The “Series E Conversion Price” shall initially be equal to $0.62. Such initial Series E Conversion Price, and the rate at which shares of Series E Convertible Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. On the Initial Issuance Date, the Series E Conversion Rate shall be equal to 5 shares of Common Stock for each share of Series E Convertible Preferred Stock.

6.1.1.2.	Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series E Convertible Preferred Stock.

6.1.2.	Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series E Convertible Preferred Stock. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series E Convertible Preferred Stock the Holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

6.2.	Mechanics of Conversion. The conversion of Series E Convertible Preferred Stock shall be conducted in the following manner:

6.2.1.	Conversion Notice. The Holder of record of shares of Series E Convertible Preferred Stock being converted shall (A) transmit by email (or otherwise deliver) a copy of a properly completed notice of conversion executed by the registered Holder of the Series E Convertible Preferred Stock subject to such conversion in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Corporation and if the Corporation has appointed a registered transfer agent, the Corporation’s registered transfer agent (the "Transfer Agent”) (if the Corporation does not have a registered transfer agent, references hereto to the "Transfer Agent” shall be deemed to be references to the Corporation) and (B) if required by Section 6.2.3, surrender to a common carrier for delivery to the Corporation as soon as practicable following such date the original certificates, if any, representing the Series E Convertible Preferred Stock being converted (or compliance with the procedures set forth in Section 11) (the “Preferred Stock Certificates”).

6.2.2.	Corporation’s Response. Upon receipt by the Corporation of a copy of a Conversion Notice, the Corporation shall (A) as soon as practicable, but in any event within three (3) Trading Days, send, via email, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, if applicable, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (B) on or before the third (3rd) Trading Day following the date of receipt by the Corporation of such Conversion Notice, (1) provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the number of shares of Series E Convertible Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series E Convertible Preferred Stock being converted, then the Corporation shall or shall direct the Transfer Agent, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Stock Certificate(s) and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of shares of Series E Convertible Preferred Stock not converted or it shall direct the Transfer Agent to update the Holder’s account to reflect the number of shares of Series E Convertible Preferred Stock not converted.

6.2.3.	Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Series E Convertible Preferred Stock in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the Preferred Stock Certificate, if any, unless (A) the full or remaining number of shares of Series E Convertible Preferred Stock represented by the Preferred Stock Certificate are being converted, in which case the Holder shall deliver such Preferred Stock Certificate to the Corporation promptly following such conversion, or (B) a Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series E Convertible Preferred Stock upon physical surrender of any Series E Convertible Preferred Stock. The Holder and the Corporation shall maintain records showing the number of shares of Series E Convertible Preferred Stock so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Corporation, so as not to require physical surrender of the certificate representing the Series E Convertible Preferred Stock upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation establishing the number of shares of Series E Convertible Preferred Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Series E Convertible Preferred Stock represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Series E Convertible Preferred Stock unless such Holder first physically surrenders the certificate representing the Series E Convertible Preferred Stock to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of shares of Series E Convertible Preferred Stock represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series E Convertible Preferred Stock, the number of shares of Series E Convertible Preferred Stock represented by such certificate may be less than the number of shares of Series E Convertible Preferred Stock stated on the face thereof.

6.2.4.	Reservation of Shares. The Corporation shall, so long as any shares of Series E Convertible Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series E Convertible Preferred Stock according to the terms hereof, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series E Convertible Preferred Stock then outstanding; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series E Convertible Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in all reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to the Charter. Before taking any action which would cause an adjustment reducing the Series E Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series E Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Series E Convertible Conversion Price.

6.2.5.	Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the Series E Conversion Rate, the Corporation shall issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via email within one (1) Business Day of receipt of such Holder’s Conversion Notice or other date of determination. If such Holder and the Corporation are unable to agree upon the determination of the arithmetic calculation of the Series E Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Corporation shall within one (1) Business Day submit via email the disputed arithmetic calculation of the Series E Conversion Rate to any “big four” international accounting firm that is reasonably acceptable to the Corporation and the Holder. The Corporation shall cause, at the Corporation’s expense (unless the accounting firm determines in favor of the Corporation, in which case the Holder shall be responsible for such expense), the accountant to perform the determinations or calculations and notify the Corporation and the Holders of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent error.

6.2.6.	Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series E Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the date of conversion.

6.2.7.	Effect of Conversion. All shares of Series E Convertible Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote in the capacity of a Holder, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversation as provided in Section 6.1.2, and payment of any accrued but unpaid dividends thereon (whether or not declared). Any shares of Series E Convertible Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series E Convertible Preferred Stock accordingly.

6.2.8.	Transfer Taxes. The issuance of certificates, if any, for shares of the Common Stock on conversion of this Series E Convertible Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series E Convertible Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

6.2.9.	Corporation's Failure to Timely Convert. If within three (3) Trading Days after the Corporation’s receipt of the copy of a Conversion Notice, the Corporation shall fail to credit a Holder’s balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of Series E Convertible Preferred Stock (a “Conversion Failure"), and if on or after such third (3rd) Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Corporation (a "Buy-In"), then, in addition to all other remedies available to the Holder, the Corporation shall, within three (3) Trading Days after the Holder's request pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price”), at which point the Corporation's obligation to deliver such certificate (and to issue such Common Stock) shall terminate. “Closing Sale Price” means, for the shares of Common Stock as of any date, the last closing price for such security on the principal market on which such security is traded, as reported by Bloomberg L.P., or if the foregoing does not apply, the last closing price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg L.P., or, if no closing price is reported for such security by Bloomberg L.P., the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC).

6.3.	Corporation’s Right to Convert.

6.3.1.	At any time or from time to time after the Initial Issuance Date of the Series E Convertible Preferred Stock, if the volume weighted average price per share, as published by Bloomberg L.P. (or if Bloomberg L.P. does not then exist, a comparable publication) (“VWAP”) of the shares of Common Stock of the Corporation on its principal trading market that is an Eligible Market (the “Principal Market") over any twenty (20) of the thirty (30) consecutive Trading Days exceeds $9.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) (the “Corporation Conversion Right Event"), the Corporation will have the right, but not the obligation, by notice given no more than ten (10) Trading Days after the occurrence of such Corporation Conversion Right Event, to convert each outstanding share of Series E Convertible Preferred Stock into a number of fully paid and nonassessable shares of Common Stock calculated based on the then applicable Series E Conversion Rate.

6.3.2.	To exercise the Corporation’s right set forth in Section 6.3.1, the Corporation shall deliver to each Holder of record of Series E Convertible Preferred Stock an irrevocable written notice (a “Corporation Conversion Notice") during the ten (10) Trading Day period referenced above indicating the effective date of the conversion (the “Corporation Conversion Date”), which Corporation Conversion Date shall be not more than sixty (60), nor less than five (5), days following delivery of the Corporation Conversion Notice.

6.3.3.	On the Corporation Conversion Date, the outstanding shares of Series E Convertible Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares, if any, are surrendered to the Corporation or its Transfer Agent, and certificates previously representing shares of Series E Convertible Preferred shall represent only the shares of Common Stock into which the shares of Series E Convertible Preferred previously represented thereby have been converted pursuant hereto; provided, however, that the Corporation shall not be obligated to issue the shares of Common Stock issuable upon such conversion of any shares of Series E Convertible Preferred unless certificates evidencing such shares of Series E Convertible Preferred, if any, are either delivered to the Corporation or the holder notifies the Corporation that such certificates, if any, have been lost, stolen, or destroyed, and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the occurrence of the conversion of the Series E Convertible Preferred pursuant to this Section 6.3, the Holders of shares of Series E Convertible Preferred shall surrender the certificates representing such shares to the Corporation and the Corporation shall cause its Transfer Agent to deliver the shares of Common Stock issuable upon such conversion (in the same manner set forth in Section 6.2.2) to the Holder within three (3) Business Days of the Holder’s delivery of the applicable Series E Convertible Preferred certificates.

7.	Repayment of Series E Convertible Preferred Stock.

7.1.	General. On the date that is the seven (7) year anniversary after the Initial Issuance Date of the Series E Convertible Preferred (the “Maturity Date"), the Corporation shall, in accordance with Section 7.2 hereof, repay and cancel each share of Series E Convertible Preferred, at a price per share of the Series E Convertible Preferred equal to the Series E Liquidation Preference Amount, plus an amount equal to any accrued but unpaid dividends payable thereon until the Maturity Date.

7.2.	Share Issuance.

7.2.1.	On the Maturity Date, the Corporation, at its sole option, may elect to pay to the Holders the Series E Liquidation Preference Amount pursuant to Section 7.1: (i) in cash; (ii) by delivery of shares of Common Stock; or (iii) through any combination of cash and/or Common Stock.

7.2.2.	If the Corporation elects to make a payment, or any portion thereof, pursuant to this Section 7, in shares of Common Stock, the number of shares deliverable shall be determined by (A) dividing (x) the cash amount of such payment that would apply if no payment were to be made in Common Stock, or such portion, by (y) the VWAP of the Common Stock for the period of thirty (30) consecutive Trading Days ending on the Trading Day immediately preceding the Maturity Date (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization during such period); provided, however that such VWAP of the Common Stock shall not be less than $0.62 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization during such period) (the “Base Price”) and adding to the number of shares determined in accordance with clause (A), (B) an additional number of shares of Common Stock (the “Premium Shares”), calculated as follows: (i) if the Base Price as calculated pursuant to clause (A) above is greater than $9.00, no Premium Shares shall be issued, (ii) if the Base Price as calculated pursuant to clause (A) above is greater than $7.00 and equal to or less than $9.00, a number of shares equal to 5% of the shares to be issued pursuant to Section 7.2.2(A), (iii) if the Base Price as calculated pursuant to clause (A) above is greater than $6.00 and equal to or less than $7.00, a number of shares equal to 10% of the shares to be issued pursuant to Section 7.2.2(A), (iv) if the Base Price as calculated pursuant to clause (A) above is greater than $5.00 and equal to or less than $6.00, a number of shares equal to 20% of the shares to be issued pursuant to Section 7.2.2(A) and (v) if the Base Price as calculated pursuant to clause (A) above is less than or equal to $5.00, a number of shares equal to 25% of the shares to issued pursuant to Section 7.2.2(A). All per share prices set forth in Section 7.2.2 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization after the Initial Issuance Date.

8.	Adjustment of Series E Conversion Price.

8.1.1.	Adjustment of Series E Conversion Price upon Subdivision or Combination of Common Stock. The Series E Conversion Price shall be subject to adjustment from time to time in accordance with this Section 8. If the Corporation at any time after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series E Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time after the Initial Issuance Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Series E Conversion Price in effect immediately prior to such combination will be proportionately increased.

8.1.2.	Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 4, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series E Convertible Preferred Stock) is converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series E Convertible Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series E Convertible Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 8 with respect to the rights and interests thereafter of the holders of the Series E Convertible Preferred Stock, to the end that the provisions set forth in this Section 8 (and the provisions with respect to changes in and other adjustments of the Series E Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series E Preferred Stock.

8.2.	Notices.

8.2.1.	Immediately upon any adjustment of the Series E Conversion Rate and Series E Conversion Price pursuant to Section 8 hereof, the Corporation will give written notice thereof sent by mail, first class, postage prepaid to each Holder at its address appearing on the stock register, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 6.2.5.

8.2.2.	Except as otherwise required by law, the Corporation will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, or (B) with respect to any pro rata subscription offer to holders of Common Stock.

8.2.3.	The Corporation will also give written notice to each Holder at least ten (10) Business Days prior to the date on which a Deemed Liquidation Event will take place.

9.	Status of Converted Stock. In the event any shares of Series E Convertible Preferred Stock shall be converted pursuant to Sections 6 or 7 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

10.	Series E Convertible Preferred Stock Protective Provisions.

10.1.	At any time when shares of Series E Convertible Preferred Stock are outstanding, the Corporation shall not make payments in connection with any of the following without (in addition to any other vote required by law or the Charter) the written consent of the holders of a majority of the outstanding shares of Series E Convertible Preferred Stock:

10.1.1.	any cash dividend or payment of any Indebtedness prior to the time such payment is due and payable or payment in cash of any due and payable Indebtedness where the Corporation may elect to make such payment in shares of capital stock or other equity securities of the Corporation, other than (i) prepayments made out of the proceeds of the sale of capital stock or other equity securities of the Corporation (other than sales of Series E Convertible Preferred Stock) or the incurrence of Indebtedness, so long as the aggregate amount of Indebtedness of the Corporation outstanding following such sale or incurrence is equal to or lesser than the aggregate amount of Indebtedness outstanding immediately prior to such sale or incurrence, (ii) prepayments made in shares of capital stock or other equity securities of the Corporation ranking junior to the Series E Convertible Preferred Stock, (iii) the election to pay dividends, pay any Indebtedness prior to the time such payment is due and payable or pay due and payable Indebtedness in cash if, at the time of such payment, the Corporation has an aggregate cash balance greater than the then aggregate Stated Value of all shares of Series E Convertible Preferred Stock issued prior to such payment (whether or not such shares are then outstanding) (such amount, the “Cash Balance Threshold”) and has delivered to the holders of Series E Convertible Preferred Stock the Cash Balance Certificate (defined below), (iv) prepayments or elections to pay in cash with respect to up to an aggregate of $100,000 of Indebtedness that is not Indebtedness for borrowed money evidenced by bonds, notes, debentures or similar instruments or (v) prepayments made out of the proceeds of any Indebtedness incurred by the Corporation with American Express or any of its affiliates, so long as the Indebtedness to be prepaid has a higher interest rate than the Indebtedness incurred by the Corporation with American Express or any of its affiliates; or

10.1.2.	any repurchase of any outstanding securities of the Corporation, other than (i) repurchases made out of the proceeds of the sale of capital stock or other equity securities of the Corporation (other than sales of Series E Convertible Preferred Stock) or the incurrence of Indebtedness, so long as the aggregate amount of Indebtedness of the Corporation outstanding following such sale or incurrence is equal to or lesser than the aggregate amount of Indebtedness outstanding immediately prior to such sale or incurrence or (ii) repurchases, if, at the time of such repurchase, the Corporation has an aggregate cash balance greater than the then-applicable Cash Balance Threshold and has delivered to the holders of Series E Convertible Preferred Stock the Cash Balance Certificate.

10.1.3.	Prior to taking any action pursuant to Sections 10.1.1 (iii) or 10.1.2(ii) (each action a “Proposed Transaction"), the Company shall deliver to the holders of Series E Convertible Preferred Stock a certificate signed by an officer of the Company certifying that: (i) the Company’s aggregate cash balance is greater than the Cash Balance Threshold on the date of the Proposed Transaction and at the close of each of the five Business Days immediately prior to the Proposed Transaction and (ii) after giving effect to the Proposed Transaction, the Company’s aggregate cash balance will be greater than the Cash Balance Threshold (the “Cash Balance Certificate”).

For purposes of this Certificate of Designation, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), and (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Corporation’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

11.	Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series E Convertible Preferred Stock Certificates representing the Series E Convertible Preferred Stock, if any, and, in the case of loss, theft or destruction, of an indemnification undertaking (with surety, if reasonably requested by the Corporation) by the holder thereof to the Corporation in customary form and, in the case of mutilation, upon surrender and cancellation of the Series E Convertible Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series E Convertible Preferred Stock into Common Stock.

12.	Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a holder of Series E Convertible Preferred Stock’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation covenants to each holder of Series E Convertible Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder of Series E Convertible Preferred Stock thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series E Convertible Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the holders of Series E Convertible Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

13.	Notice. Whenever notice or other communication is required to be given hereunder, unless otherwise provided herein, such notice shall be given in accordance with contact information provided by each Holder to the Corporation and set forth in the register for the Series E Convertible Preferred Stock maintained by the Corporation as set forth in Section 16.

14.	Failure or Indulgence Not Waiver. No failure or delay on the part of any holder of Series E Convertible Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

15.	Transfer of Series E Convertible Preferred Stock. A Holder may assign some or all of the Series E Convertible Preferred Stock and the accompanying rights hereunder held by such Holder without the consent of the Corporation; provided that such assignment is in compliance with applicable securities laws.

16.	Series E Convertible Preferred Stock Register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders), a register for the Series E Convertible Preferred Stock, in which the Corporation shall record the name, address and email address of the persons in whose name the Series E Convertible Preferred Stock have been issued, as well as the name, address and email address of each transferee. The Corporation may treat the person in whose name any Series E Convertible Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

17.	Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the DGCL, this Certificate of Designation or otherwise with respect to the issuance of the Series E Convertible Preferred Stock or the Common Stock issuable upon conversion thereof may be effected by written consent of the Corporation’s stockholders or at a duly called meeting of the Corporation’s stockholders, all in accordance with the applicable rules and regulations of the DGCL and the applicable provisions hereof. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

18.	General Provisions. In addition to the above provisions with respect to Series E Convertible Preferred Stock, such Series E Convertible Preferred Stock shall be subject to and be entitled to the benefit of the provisions set forth in the Charter with respect to preferred stock of the Corporation generally.

19.	Waiver and Amendment. Any of the rights, powers, preferences and other terms of the Series E Convertible Preferred Stock set forth herein may be waived or amended on behalf of all holders of Series E Convertible Preferred Stock by the affirmative written consent or vote of the holders of at least 50 % of the shares of Series E Convertible Preferred Stock then outstanding.

signature page follows

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by the undersigned this 12th day of November, 2018.

XPRESSPA GROUP, INC.

By:	/s/ Edward Jankowski
	Name:	Edward Jankowski
	Title:	Chief Executive Officer

EXHIBIT A

XPRESSPA GROUP, INC.

The undersigned hereby elects to convert the number of shares of Series E Convertible Preferred Stock, par value $0.01 per share (the “Series E Convertible Preferred Stock”), of XpresSpa Group, Inc., a Delaware corporation (the “Corporation”), indicated below into shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Corporation, as of the date specified below.

Date of Conversion:

Number of shares of Series E Convertible Preferred Stock to be converted:

Stock certificate no(s). of Series E Convertible Preferred Stock to be converted:

Tax ID Number (If applicable):

Please confirm the following information:

Series E Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Series E Convertible Preferred Stock are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Email address:

Authorization:

By:

Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF XPRESSPA GROUP, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, XpresSpa Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.  The name of the Corporation is XpresSpa Group, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was January 9, 2006, under the name of Vringo, Inc. The name of the Corporation was changed to FORM Holdings Corp. by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on May 6, 2016. The name of the Corporation was changed to XpresSpa Group, Inc. by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on January 5, 2018.

2.  The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment amends the Amended and Restated Certificate of Incorporation of the Corporation as follows:

Sections (3) and (4) of Article Fourth are hereby amended and restated in their entirety as follows:

(3)  Upon effectiveness of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time are reclassified into a smaller number of shares such that each twenty (20) shares of issued Common Stock immediately prior to the Effective Time is reclassified into one (1) share of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued as a result of the reverse stock split. Instead, any stockholder who would otherwise be entitled to a fractional share of our Common Stock as a result of the reclassification shall be entitled to receive a cash payment equal to the product of such resulting fractional interest in one share of our Common Stock multiplied by the closing trading price of our Common Stock on the trading day immediately preceding the effective date of the reverse stock split. Notwithstanding the foregoing, the Corporation shall not be obliged to issue certificates evidencing the shares of Common Stock outstanding as a result of the reverse stock split or cash in lieu of fractional shares, if any, unless and until the certificates evidencing the shares held by a holder prior to the reverse stock split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

(4)  Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive a cash payment in lieu of a fractional share of Common Stock), provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (including the right to receive a cash payment in lieu of a fractional share of Common Stock).”

This Certificate of Amendment shall be effective on February 22, 2019 at 5:00 p.m., Eastern Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 22nd day of February, 2019.

XPRESSPA GROUP, INC.

By:	/s/ Douglas Satzman
Name: Douglas Satzman
Title: Chief Executive Officer

XPRESSPA GROUP, INC.
AMENDMENT TO THE
CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS

OF SERIES D CONVERTIBLE PREFERRED STOCK

This Amendment to the Certificate of Designation of Preferences, Rights and Limitations of the Series D Convertible Preferred Stock (this “Amendment”) is dated as of July 8, 2019.

WHEREAS, the board of directors (“Board of Directors”) of XpresSpa Group, Inc., a Delaware corporation (the “Company”), pursuant to authority granted to it by the certificate of incorporation of the Company, has previously fixed the rights, preferences, restrictions and other matters relating to a series of the Company’s preferred stock, consisting of 500,000 authorized shares of preferred stock, classified as Series D Convertible Preferred Stock (the “Series D Preferred Stock”) and the Certificate of Designation of Preferences, Rights and Limitations of the Series D Convertible Preferred Stock (the “Certificate of Designation”) was filed with the Secretary of State of the State of Delaware on December 23, 2016 evidencing such terms;

WHEREAS, the Holders identified on the signature pages hereto (the “Holders”) are the record and beneficial owners of certain shares of Series D Preferred Stock, issued pursuant to that certain (a) Agreement and Plan of Merger, dated as of August 8, 2016, as subsequently amended, by and among the Company (formerly known as FORM Holdings Corp.), FHXMS, LLC, XpresSpa Holdings LLC, the unitholders of XpresSpa Holdings LLC who were parties thereto (the “Unitholders”) and Mistral XH Representative, LLC, as representative of the Unitholders and (b) the Certificate of Designation;

WHEREAS, pursuant to Section 18 of the Certificate of Designation, any of the rights, powers, preferences and other terms of the Series D Preferred Stock may be waived or amended on behalf of all holders of Series D Preferred Stock by the affirmative written consent or vote of the holders of at least 50% of the shares of Series D Preferred Stock then outstanding (the “Required Holders”);

WHEREAS, the Holders constitute the Required Holders pursuant to the Certificate of Designation and have consented in writing, in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”), on July 8, 2019, to this Amendment on the terms set forth herein;

WHEREAS, the Board of Directors has duly adopted resolutions proposing to adopt this Amendment and declaring this Amendment to be advisable and in the best interest of the Company and its stockholders; and

WHEREAS, the Holders have agreed to convert their shares of Series D Preferred Stock into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) pursuant to Section 6.1.1 of the Certificate of Designation, as amended by this Amendment, upon receipt of Shareholder Approval (as defined below).

NOW, THEREFORE, this Amendment has been duly adopted in accordance with Section 242 of the DGCL and has been executed by a duly authorized officer of the Company as of the date first set forth above to amend the terms of the Certificate of Designation as follows:

1. Capitalized Terms. Unless otherwise specified in this Amendment, all terms herein shall have the same meanings ascribed to them in the Certificate of Designation.

2. Amendment to Section 6.1.1.1. Section 6.1.1.1 of the Certificate of Designation is hereby amended and restated in its entirety as follows:

“Conversion Ratio. Each share of Series D Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value (plus any accrued but unpaid dividends) by the Series D Conversion Price (as defined below) in effect at the time of conversion (the result of such fraction, the “Series D Conversion Rate”). The “Series D Conversion Price” shall initially be equal to $6.00 (before giving effect to the reverse stock split of the Common Stock that was effective on February 22, 2019 (the “Reverse Stock Split”)), but shall be amended to be equal to $2.00, as may be adjusted as provided below, upon receipt of shareholder approval pursuant to Nasdaq Listing Rule 5635(a) (“Shareholder Approval”). Such Series D Conversion Price, and the rate at which shares of Series D Convertible Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. For the avoidance of doubt, any adjustments made to the Series D Conversion Price after July 8, 2019 but prior to receipt of Shareholder Approval shall be made equitably and proportionately to the Series D Conversion Price following Shareholder Approval. For further avoidance of doubt, other than the Reverse Stock Split, no other event has occurred after the Initial Issuance Date but prior to July 8, 2019 that would result in the adjustment of the Series D Conversion Price.”

3. Amendment to Section 6.3.4. Section 6.3.4 of the Certificate of Designation is hereby amended and restated in its entirety to add a new Section 6.3.4 as follows:

“6.3.4       Each share of Series D Convertible Preferred Stock shall, automatically and without further action on the part of any holder thereof, be converted effective upon, subject to, and concurrently with, the receipt of the Shareholder Approval, into a number of fully paid and nonassessable shares of Common Stock calculated based on the then-applicable Series D Conversion Rate (after giving effect to the amendment thereto occurring upon receipt of the Shareholder Approval as provided in Section 6.1.1). Each holder of any shares of Series D Convertible Preferred Stock converted pursuant to this Section 6.3.4 shall deliver to this corporation during regular business hours at the office of any transfer agent of this corporation for the Series D Convertible Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of the Common Stock to be issued and such holder shall be deemed to have become a stockholder of record of Common Stock on the date of receipt of the Shareholder Approval unless the transfer books of the Corporation are closed on that date, in which event he, she or it shall be deemed to have become a stockholder of record of Common Stock on the next succeeding date on which the transfer books are open.”

4. No Other Amendment. Except for the matters set forth in this Amendment, all other terms of the Certificate of Designation and the Series D Preferred Stock shall remain unchanged and in full force and effect.

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IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by its duly authorized representatives.

XPRESSPA GROUP, INC.

By:
Name:	Douglas Satzman
Title:	Chief Executive Officer

XPRESSPA GROUP, INC.

AMENDMENT TO THE
CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES E CONVERTIBLE PREFERRED STOCK

This Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (this “Amendment”) is dated as of July 8, 2019.

WHEREAS, the board of directors (“Board of Directors”) of XpresSpa Group, Inc., a Delaware corporation (the “Company”), pursuant to authority granted to it by the certificate of incorporation of the Company, has previously fixed the rights, preferences, restrictions and other matters relating to a series of the Company’s preferred stock, consisting of 1,473,300 authorized shares of preferred stock, classified as Series E Convertible Preferred Stock (the “Series E Preferred Stock”) and the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Certificate of Designation”) was filed with the Secretary of State of the State of Delaware on November 13, 2018 evidencing such terms;

WHEREAS, Calm.com, Inc., a Delaware corporation (the “Holder”) is the record and beneficial owner of certain shares of the Series E Preferred Stock, issued pursuant to that certain (a) Series E Preferred Stock Purchase Agreement, dated as of November 12, 2018, by and between the Company and Calm.com, Inc. and (b) the Certificate of Designation;

WHEREAS, pursuant to Section 19 of the Certificate of Designation, any of the rights, powers, preferences and other terms of the Series E Preferred Stock may be waived or amended on behalf of all holders of Series E Preferred Stock by the affirmative written consent or vote of the holders of at least 50% of the shares of Series E Preferred Stock then outstanding (the “Required Holders”);

WHEREAS, the Holder constitutes the Required Holders pursuant to the Certificate of Designation and has consented in writing, in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”), on July 8, 2019, to this Amendment on the terms set forth herein; and

WHEREAS, the Board of Directors has duly adopted resolutions proposing to adopt this Amendment and declaring this Amendment to be advisable and in the best interest of the Company and its stockholders.

NOW, THEREFORE, this Amendment has been duly adopted in accordance with Section 242 of the DGCL and has been executed by a duly authorized officer of the Company as of the date first set forth above to amend the terms of the Certificate of Designation as follows:

1. Capitalized Terms. Unless otherwise specified in this Amendment, all terms herein shall have the same meanings ascribed to them in the Certificate of Designation.

2. Amendment to Section 1. Section 1 of the Certificate of Designation is hereby amended and restated in its entirety as follows:

“Designation and Amount. The class of preferred stock hereby classified shall be designated the “Series E Convertible Preferred Stock”. The number of authorized shares of the Series E Convertible Preferred Stock shall be 2,397,060, which, except as provided herein, shall not be subject to increase without the consent of the holders of a majority of the then outstanding shares of Series E Convertible Preferred Stock. Each share of the Series E Convertible Preferred Stock shall have a par value of $0.01.”

3. Amendment to Section 5. Section 5 of the Certificate of Designation is hereby amended and restated in its entirety as follows:

“Voting Rights. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each Holder shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series E Convertible Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Notwithstanding the foregoing, in no event shall the holders of shares of Series E Convertible Preferred Stock issued pursuant to that certain Unsecured Convertible Note due May 31, 2022 (the “Note”) be permitted to exercise a greater number of votes than such holders would have been entitled to cast if the Note had immediately been converted into shares of Common Stock at a conversion price equal to $1.73 (subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events). Except as provided by law or by the other provisions of the Charter, the holders of Series E Convertible Preferred Stock shall vote together with the holders of Common Stock as a single class.”

4. Amendment to Section 6.1.1.1. Section 6.1.1.1 of the Certificate of Designation is hereby amended and restated in its entirety as follows:

“Conversion Ratio. Each share of Series E Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value (plus any accrued but unpaid dividends) by the Series E Conversion Price (as defined below) in effect at the time of conversion (the result of such fraction, the “Series E Conversion Rate”). The “Series E Conversion Price” shall initially be equal to $0.62 (before giving effect to the reverse stock split of the Common Stock that was effective on February 22, 2019 (the “Reverse Stock Split”)), but shall be amended to be equal to $2.00, as may be adjusted as provided below, upon receipt of shareholder approval pursuant to Nasdaq Listing Rule 5635(d) (“Shareholder Approval”). Such Series E Conversion Price, and the rate at which shares of Series E Convertible Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. For the avoidance of doubt, any adjustments made to the Series E Conversion Price after July 8, 2019 but prior to receipt of Shareholder Approval shall be made equitably and proportionately to the Series E Conversion Price following Shareholder Approval. For the further avoidance of doubt, other than the Reverse Stock Split, no other event has occurred after the Initial Issuance Date but prior to July 8, 2019 that would result in the adjustment of the Series E Conversion Price.”

5. No Other Amendment. Except for the matters set forth in this Amendment, all other terms of the Certificate of Designation and the Series E Preferred Stock shall remain unchanged and in full force and effect.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by the undersigned as of July 8, 2019.

XPRESSPA GROUP, INC.

By:
Name:	Douglas Satzman
Title:	Chief Executive Officer

XPRESSPA GROUP, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES F CONVERTIBLE PREFERRED STOCK

WHEREAS, the Amended and Restated Certificate of Incorporation (the “Charter”) of XpresSpa Group, Inc., a Delaware corporation (the “Corporation”), provides for a class of its authorized stock known as preferred stock, comprised of 5,000,000 shares, issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation (the “Board of Directors”) is authorized to fix the dividend rights, voting rights, conversion rights, redemption privileges and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of 9,000 shares of the preferred stock which the Corporation has the authority to issue, classified as Series F Convertible Preferred Stock, as follows:

 NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of preferred stock in exchange for other securities, rights, or property and does hereby fix and determine in this Certificate of Designation of Preferences, Rights and Limitations of the Series F Convertible Preferred Stock (this “Certificate of Designation”) the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

1.    Designation and Amount. The class of preferred stock hereby classified shall be designated the “Series F Convertible Preferred Stock”. The initial number of authorized shares of the Series F Convertible Preferred Stock shall be 9,000, which, except as provided herein, shall not be subject to increase without the consent of the holders of a majority of the then outstanding shares of Series F Convertible Preferred Stock. Each share of the Series F Convertible Preferred Stock shall have a par value of $0.01.

2.    Dividends.

2.1       Dividends and Distributions to the Holders of Common Stock. From and after the first date of issuance of any shares of Series F Convertible Preferred Stock (the “Initial Issuance Date”), the holders of Series F Convertible Preferred Stock (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive such dividends paid and distributions made to the holders of common stock, par value $0.01 per share (the “Common Stock”), pro rata to the holders of Common Stock to the same extent as if such Holders had converted the Series F Convertible Preferred Stock into Common Stock and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

3.    Ranking.

3.1        Except with respect to any current series of preferred stock of senior rank to the Series F Preferred Stock (including the Series D Preferred Stock and Series E Preferred Stock) in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the “Senior Preferred Stock”) and any current or future series of preferred stock of pari passu rank to the shares of Series F Preferred Stock in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the “Parity Stock”), all shares of capital stock of the Corporation shall be junior in rank to all shares of Series F Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Corporation (collectively, the “Junior Stock”). In the event of the merger or consolidation of the Corporation with or into another corporation, the shares of Series F Preferred Stock shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistent therewith.

4.    Certain definitions. For purposes of this Certificate of Designation, the following definitions shall apply:

4.1.1.       “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

4.1.2.       “Deemed Liquidation Event” means that the Corporation shall, directly or indirectly, in one or more related transactions, (A) (i) consolidate or merge with or into (whether or not the Corporation is the surviving corporation) another Person or (ii) permit any subsidiary of the Corporation to merge or consolidate with or into (whether or not the subsidiary of the Corporation is the surviving corporation) another Person, if the Corporation issues shares of its capital stock pursuant to such merger or consolidation (in either (i) or (ii) of this clause (A)), other than a consolidation or merger involving the Corporation or a subsidiary of the Corporation in which the shares of capital stock of the Corporation outstanding immediately prior to such consolidation or merger continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such consolidation or merger, at least a majority of the Voting Stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such consolidation or merger, the parent corporation of such surviving or resulting corporation), or (B) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Corporation on a consolidated basis to another entity, or (C) allow another Person(s) to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the entity or entities making or party to, or associated or affiliated with the entity or entities making or party to, such purchase, tender or exchange offer), or (D) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another entity whereby such other entity acquires more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person(s) making or party to, or associated or affiliated with the other Person(s) making or party to, such stock purchase agreement or other business combination).

4.1.3.       “Eligible Market” means the New York Stock Exchange, Inc., the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, and the Nasdaq Capital Market, and any successor to any of the foregoing.

4.1.4.       “Equity Conditions” means each of the following conditions: (i) a registration statement shall be effective and available for the issuance or resale of all shares of Common Stock issuable upon conversion of the Series F Preferred Stock; (ii) the Corporation shall have delivered all shares of Common Stock upon conversion of all shares of Series F Preferred Stock previously exercised by the Holder; (iii) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Principal Market or any other applicable Eligible Market; (iv) the Holder shall not be in possession of any material, nonpublic information received from the Corporation or any of its agents or affiliates; and (v) the shares of Common Stock issuable pursuant the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market. For point of clarification, the non-delivery of shares of Common Stock as a result of their designation as “Excess Shares” shall not constitute an Equity Conditions Failure.

4.1.5.       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

4.1.6.       “Exempt Issuance” means the issuance of (a) shares of Common Stock and options to officers, directors, employees or consultants of the Corporation after the Initial Issuance Date pursuant to plans approved by the shareholders of the Corporation and which issuances are approved by a majority of the independent members of a committee of the board of directors, (b) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Certificate of Designation, provided that such securities and any term thereof have not been amended since the date of this Certificate of Designation to increase the number of such securities or to decrease the issue price, exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Corporation, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Corporation and shall be intended to provide to the Corporation substantial additional benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) up to 25,000 shares of Common Stock, (e) securities as payment for investment banking services provided to the Corporation, (f) securities issued to third party vendors as payment for goods or services, (g) securities issued to the Corporation’s Airport Concession Disadvantaged Business Enterprise partners, and (h) (i) securities issued as payment of interest pursuant to the Credit Agreement dated as of April 22, 2015, as subsequently amended through the date hereof by and between XpresSpa Holdings, LLC and Rockmore Investment Master Fund Ltd. (including, without limitation, that certain Fourth Amendment to Credit Agreement, dated as of July 8, 2019, by and between the Company and B3D, LLC).

4.1.7.       “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

4.1.8.       “Principal Market” means the Nasdaq Capital Market.

4.1.9.       “Required Holders” means the holders of record of a majority of the then outstanding shares of Series F Convertible Preferred Stock.

4.1.10.     “Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Corporation with respect to the transactions contemplated by the SPA Amendment and this Certificate of Designation (including, without limitation, Sections 6 and Section 7.1.3 hereof).

4.1.11.     “SPA Amendment” means that certain Amendment to Securities Purchase Agreement by and between the Corporation and the signatories identified therein dated as of July 8, 2019.

4.1.12.     “Stated Value” shall mean $100.00 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events relating to the Series F Convertible Preferred Stock after the Initial Issuance Date.

4.1.13.     “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that “Trading Day” shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

4.1.14.     “Voting Stock” means capital stock of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees thereof (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency that has not occurred at the time of determination).

4.2.       Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon the occurrence of a Deemed Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors.

4.3.       Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to clause (A)(i) of the definition thereof, if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the transaction agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Section 3.1 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Section 3.1 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 4.3, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

5. Voting Rights. Holders of Series F Preferred Stock shall have no voting rights, except as required by law (including without limitation, the DGCL) and as expressly provided in this Certificate of Designation. Subject to Section 6.2.10, to the extent that under the DGCL holders of the Series F Preferred Stock are required to vote on a matter with holders of shares of Common Stock, voting together as one class, each share of Series F Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in Section 6.2.10 hereof) using the record date for determining the stockholders of the Corporation eligible to vote on such matters as the date as of which the Series F Conversion Price is calculated. Holders of the shares of Series F Preferred Stock shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled by vote, which notice would be provided pursuant to the Corporation’s bylaws and the DGCL.

6.    Conversion.

6.1. Holder’s Right to Convert. Upon receipt of Shareholder Approval, the holders of the Series F Convertible Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

6.1.1.  Right to Convert.

6.1.1.1.  Conversion Ratio. Each share of Series F Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value (plus any accrued but unpaid dividends) by the Series F Conversion Price (as defined below) in effect at the time of conversion (the result of such fraction, the “Series F Conversion Rate”). The “Series F Conversion Price” shall initially be equal to $2.00. Such initial Series F Conversion Price, and the rate at which shares of Series F Convertible Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. On the Initial Issuance Date, the Series F Conversion Rate shall be equal to 50 shares of Common Stock for each share of Series F Convertible Preferred Stock.

6.1.1.2.  Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series F Convertible Preferred Stock.

6.1.2.  Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series F Convertible Preferred Stock. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series F Convertible Preferred Stock the Holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

6.2. Mechanics of Conversion. The conversion of Series F Convertible Preferred Stock shall be conducted in the following manner:

6.2.1.  Conversion Notice. The Holder of record of shares of Series F Convertible Preferred Stock being converted shall (A) transmit by email (or otherwise deliver) a copy of a properly completed notice of conversion executed by the registered Holder of the Series F Convertible Preferred Stock subject to such conversion in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Corporation and if the Corporation has appointed a registered transfer agent, the Corporation’s registered transfer agent (the “Transfer Agent”) (if the Corporation does not have a registered transfer agent, references hereto to the “Transfer Agent” shall be deemed to be references to the Corporation) and (B) if required by Section 6.2.3, surrender to a common carrier for delivery to the Corporation as soon as practicable following such date the original certificates, if any, representing the Series F Convertible Preferred Stock being converted (or compliance with the procedures set forth in Section 10) (the “Preferred Stock Certificates”).

6.2.2.  Corporation’s Response. Upon receipt by the Corporation of a copy of a Conversion Notice, the Corporation shall (A) as soon as practicable, but in any event within three (3) Trading Days, send, via email, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, if applicable, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (B) on or before the second (2nd) Trading Day following the date of receipt by the Corporation of such Conversion Notice, (1) provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the number of shares of Series F Convertible Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series F Convertible Preferred Stock being converted, then the Corporation shall or shall direct the Transfer Agent, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Stock Certificate(s) and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of shares of Series F Convertible Preferred Stock not converted or it shall direct the Transfer Agent to update the Holder’s account to reflect the number of shares of Series F Convertible Preferred Stock not converted.

6.2.3.  Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Series F Convertible Preferred Stock in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the Preferred Stock Certificate, if any, unless (A) the full or remaining number of shares of Series F Convertible Preferred Stock represented by the Preferred Stock Certificate are being converted, in which case the Holder shall deliver such Preferred Stock Certificate to the Corporation promptly following such conversion, or (B) a Holder has provided the Corporation with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Series F Convertible Preferred Stock upon physical surrender of any Series F Convertible Preferred Stock. The Holder and the Corporation shall maintain records showing the number of shares of Series F Convertible Preferred Stock so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Corporation, so as not to require physical surrender of the certificate representing the Series F Convertible Preferred Stock upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation establishing the number of shares of Series F Convertible Preferred Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Series F Convertible Preferred Stock represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Series F Convertible Preferred Stock unless such Holder first physically surrenders the certificate representing the Series F Convertible Preferred Stock to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of shares of Series F Convertible Preferred Stock represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Series F Convertible Preferred Stock, the number of shares of Series F Convertible Preferred Stock represented by such certificate may be less than the number of shares of Series F Convertible Preferred Stock stated on the face thereof.

6.2.4.  Reservation of Shares. The Corporation shall, so long as any shares of Series F Convertible Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series F Convertible Preferred Stock according to the terms hereof, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series F Convertible Preferred Stock then outstanding; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series F Convertible Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in all reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to the Charter. Before taking any action which would cause an adjustment reducing the Series F Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series F Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Series F Convertible Conversion Price.

6.2.5.  Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the Series F Conversion Rate, the Corporation shall issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via email within one (1) Business Day of receipt of such Holder’s Conversion Notice or other date of determination. If such Holder and the Corporation are unable to agree upon the determination of the arithmetic calculation of the Series F Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Corporation shall within one (1) Business Day submit via email the disputed arithmetic calculation of the Series F Conversion Rate to any “big four” international accounting firm that is reasonably acceptable to the Corporation and the Holder. The Corporation shall cause, at the Corporation’s expense (unless the accounting firm determines in favor of the Corporation, in which case the Holder shall be responsible for such expense), the accountant to perform the determinations or calculations and notify the Corporation and the Holders of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent error.

6.2.6.  Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series F Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the date of conversion.

6.2.7.  Effect of Conversion. All shares of Series F Convertible Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote in the capacity of a Holder, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversation as provided in Section 6.1.2, and payment of any accrued but unpaid dividends thereon (whether or not declared). Any shares of Series F Convertible Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series F Convertible Preferred Stock accordingly.

6.2.8.  Transfer Taxes. The issuance of certificates, if any, for shares of the Common Stock on conversion of this Series F Convertible Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series F Convertible Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

6.2.9.  Corporation's Failure to Timely Convert. If within two (2) Trading Days after the Corporation’s receipt of the copy of a Conversion Notice (the “Share Delivery Date”), the Corporation shall fail to credit a Holder's balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of Series F Convertible Preferred Stock (a "Conversion Failure"), then (X) the Company shall pay in cash to the Holder on each day after the Share Delivery Date and during such Conversion Failure an amount equal to 1.0% of the product of (A) the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (B) the higher of (i) the then in effect Series F Conversion Price or (ii) the closing price of the Common Stock on the date of the applicable Conversion Notice, and (Y) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of the shares of Series F Preferred Stock that have not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 6.2.9 or otherwise. In addition, if on or after the Share Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Corporation (a "Buy-In"), then, in addition to all other remedies available to the Holder, the Corporation shall, within two (2) Trading Days after the Holder's request pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Corporation's obligation to deliver such certificate (and to issue such Common Stock) shall terminate. “Closing Sale Price” means, for the shares of Common Stock as of any date, the last closing price for such security on the principal market on which such security is traded, as reported by Bloomberg L.P., or if the foregoing does not apply, the last closing price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg L.P., or, if no closing price is reported for such security by Bloomberg L.P., the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC).

6.2.10.   Notwithstanding anything to the contrary contained in this Certificate of Designation, the shares of Series F Preferred Stock held by a Holder shall not be convertible by such Holder, and the Corporation shall not effect any conversion of any shares of Series F Preferred Stock held by such Holder, to the extent (but only to the extent) that such Holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether the shares of Series F Preferred Stock held by such Holder shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by such Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by such Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Corporation for conversion, exercise or exchange (as the case may be). No prior inability of a Holder to convert shares of Series F Preferred Stock, or of the Corporation to issue shares of Common Stock to such Holder, pursuant to this Section 6.2.10. shall have any effect on the applicability of the provisions of this Section 6.2.10. with respect to any subsequent determination of convertibility or issuance (as the case may be). For purposes of this Section 6.2.10., beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The provisions of this Section 6.2.10. shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 6.2.10. to correct this Section 6.2.10. (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this Section 6.2.10. shall apply to a successor holder of shares of Series F Preferred Stock. The Corporation may not waive this Section 6.2.10. without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of a Holder, the Corporation shall within one (1) Business Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Certificate of Designation.

6.3. Corporation’s Right to Convert.

6.3.1.  At any time or from time to time after the Initial Issuance Date of the Series F Convertible Preferred Stock, if (i) the closing price of the Common Stock listed on the Principal Market equals or exceeds $2.75 (subject to appropriate adjustments for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar transactions after the Issuance Date) for not less than fifteen (15) consecutive Trading Days (the “Corporation Conversion Right Measuring Period”); (ii) the daily average number of shares of Common Stock listed on the Principal Market traded during the Corporation Conversion Right Measuring Period equals or exceeds 100,000 (subject to appropriate adjustments for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar transactions after the Issuance Date); and (iii) no Equity Conditions Failure (as defined below) has occurred (unless such Equity Conditions Failure has been waived) as of such date (clauses (i), (ii) and (iii), the “Corporation Conversion Right Event”), the Corporation will have the right, but not the obligation, to convert each outstanding share of Series F Convertible Preferred Stock into a number of fully paid and nonassessable shares of Common Stock calculated based on the Series F Conversion Rate as of the Mandatory Conversion Date (as defined below) (a “Mandatory Conversion”).

6.3.2.  The Corporation may exercise its right to require conversion under Section 6.3.1 by delivering within not more than two (2) Trading Days following the end of such Corporation Conversion Right Measuring Period a written notice thereof by facsimile or electronic mail to the Holder (the “Mandatory Conversion Notice” and the date that the Holder received such notice is referred to as the “Mandatory Conversion Notice Date”), which conversion date shall be thirty (30) days following delivery of the Mandatory Conversion Notice (the “Mandatory Conversion Date”). The Company covenants and agrees that it will honor all Conversion Notices tendered from the time of delivery of the Mandatory Conversion Notice until the Corporation Conversation Date has occurred. Unless otherwise indicated by the Holder, all shares of Series F Preferred Stock converted by the Holder after the Mandatory Conversion Notice Date shall reduce the number of shares of Series F Preferred Stock required to be converted on the Mandatory Conversion Date.

6.3.3.  On the Mandatory Conversion Date, the outstanding shares of Series F Convertible Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares, if any, are surrendered to the Corporation or its Transfer Agent, and certificates previously representing shares of Series F Convertible Preferred Stock shall represent only the shares of Common Stock into which the shares of Series F Convertible Preferred Stock previously represented thereby have been converted pursuant hereto; provided, however, that the Corporation shall not be obligated to issue the shares of Common Stock issuable upon such conversion of any shares of Series F Convertible Preferred Stock unless certificates evidencing such shares of Series F Convertible Preferred Stock, if any, are either delivered to the Corporation or the holder notifies the Corporation that such certificates, if any, have been lost, stolen or destroyed, and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the occurrence of the conversion of the Series F Convertible Preferred pursuant to this Section 6.3, the Holders of shares of Series F Convertible Preferred shall surrender the certificates representing such shares to the Corporation and the Corporation shall cause its Transfer Agent to deliver the shares of Common Stock issuable upon such conversion (in the same manner set forth in Section 6.2.2) to the Holder within two (2) Business Days of the Holder’s delivery of the applicable Series F Convertible Preferred certificates. Notwithstanding anything to the contrary contained herein, if the conversion of a holder’s shares of Series F Preferred Stock would result in the Holder exceeding the Maximum Percentage, the Holder shall not be entitled to receive any such Excess Shares (or the beneficial ownership of, including voting rights with respect to, any such Excess Shares) and any Excess Shares shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage. Further, notwithstanding anything to the contrary set forth in this Section 6.3.3, upon conversion of any shares of Series F Preferred Stock in accordance with the terms hereof, no holder thereof shall be required to physically surrender the certificate representing the shares of Series F Preferred Stock to the Company following conversion thereof unless (A) the full or remaining number of shares of Series F Preferred Stock represented by the certificate are being converted or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of shares of Series F Preferred Stock upon physical surrender of any shares of Series F Preferred Stock.

7.    Adjustment of Series F Conversion Price.

7.1.1.  Adjustment of Series F Conversion Price upon Subdivision or Combination of Common Stock. The Series F Conversion Price shall be subject to adjustment from time to time in accordance with this Section 7. If the Corporation at any time after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series F Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time after the Initial Issuance Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Series F Conversion Price in effect immediately prior to such combination will be proportionately increased.

7.1.2.  Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 7, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series F Convertible Preferred Stock) is converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series F Convertible Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series F Convertible Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 7 with respect to the rights and interests thereafter of the holders of the Series F Convertible Preferred Stock, to the end that the provisions set forth in this Section 7 (and the provisions with respect to changes in and other adjustments of the Series F Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series F Preferred Stock.

7.1.3.  Certain Anti-Dilution Adjustments. If the Corporation shall, at any time while any of the shares of Series F Preferred Stock are outstanding, issue any shares of its Common Stock, other than Exempt Issuances, without consideration or for a consideration per share less than the applicable Series F Conversion Price, then with respect to any such issuance, the Series F Conversion Price as in effect immediately prior to each such issuance shall forthwith be lowered to a price equal to the issuance, conversion, exchange or exercise price, as applicable, of any such securities so issued. Notwithstanding anything herein to the contrary, this Section 7.1.3. shall not apply until receipt of the Shareholder Approval.

7.2.  Notices.

7.2.1. Immediately upon any adjustment of the Series F Conversion Rate and Series F Conversion Price pursuant to Section 7 hereof, the Corporation will give written notice thereof sent by mail, first class, postage prepaid to each Holder at its address appearing on the stock register, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 6.2.5.

7.2.2.  Except as otherwise required by law, the Corporation will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, or (B) with respect to any pro rata subscription offer to holders of Common Stock.

7.2.3.  The Corporation will also give written notice to each Holder at least ten (10) Business Days prior to the date on which a Deemed Liquidation Event will take place.

8.    Optional Repurchase. Commencing upon the date Shareholder Approval is obtained, the Corporation will have the option of repurchasing the shares of Series F Preferred Stock, in whole or in part, by paying to the Holder a sum of money in cash equal to (a) the number of shares of Series F Preferred Stock then held by such Holder multiplied by the aggregate Stated Value of such shares of Series F Preferred Stock plus (b) any other amounts due to the Holder pursuant to the terms of this Certificate of Designation (the “Repurchase Amount”). The Corporation’s election to exercise its right to repurchase shares of Series F Preferred Stock must be by notice in writing (“Repurchase Notice”). The Repurchase Notice shall specify the date for such optional repurchase (the “Repurchase Payment Date”), which date shall be thirty (30) days after Holder receives the Repurchase Notice. On the Repurchase Payment Date, the Repurchase Amount, less any cash portion of the Redemption Amount against which the Holder has permissibly exercised its conversion rights, shall be paid to the Holder in immediately available funds.

9.    Status of Converted Stock. In the event any shares of Series F Convertible Preferred Stock shall be converted pursuant to Section 6 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

10.  Lost or Stolen Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series F Convertible Preferred Stock Certificates representing the Series F Convertible Preferred Stock, if any, and, in the case of loss, theft or destruction, of an indemnification undertaking (with surety, if reasonably requested by the Corporation) by the holder thereof to the Corporation in customary form and, in the case of mutilation, upon surrender and cancellation of the Series F Convertible Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series F Convertible Preferred Stock into Common Stock.

11.  Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a holder of Series F Convertible Preferred Stock’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation covenants to each holder of Series F Convertible Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder of Series F Convertible Preferred Stock thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series F Convertible Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees that, in the event of any such breach or threatened breach, the holders of Series F Convertible Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

12.  Notice. Whenever notice or other communication is required to be given hereunder, unless otherwise provided herein, such notice shall be given in accordance with contact information provided by each Holder to the Corporation and set forth in the register for the Series F Convertible Preferred Stock maintained by the Corporation as set forth in Section 15.

13.  Failure or Indulgence Not Waiver. No failure or delay on the part of any holder of Series F Convertible Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

14.  Transfer of Series F Convertible Preferred Stock. A Holder may assign some or all of the Series F Convertible Preferred Stock and the accompanying rights hereunder held by such Holder without the consent of the Corporation; provided that such assignment is in compliance with applicable securities laws.

15.  Series F Convertible Preferred Stock Register. The Corporation shall maintain at its principal executive offices (or such other office or agency of the Corporation as it may designate by notice to the Holders), a register for the Series F Convertible Preferred Stock, in which the Corporation shall record the name, address and email address of the persons in whose name the Series F Convertible Preferred Stock have been issued, as well as the name, address and email address of each transferee. The Corporation may treat the person in whose name any Series F Convertible Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

16.  Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Corporation pursuant to the DGCL, this Certificate of Designation or otherwise with respect to the issuance of the Series F Convertible Preferred Stock or the Common Stock issuable upon conversion thereof may be effected by written consent of the Corporation’s stockholders or at a duly called meeting of the Corporation’s stockholders, all in accordance with the applicable rules and regulations of the DGCL and the applicable provisions hereof. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

17.  General Provisions. In addition to the above provisions with respect to Series F Convertible Preferred Stock, such Series F Convertible Preferred Stock shall be subject to and be entitled to the benefit of the provisions set forth in the Charter with respect to preferred stock of the Corporation generally.

18.  Waiver and Amendment. Any of the rights, powers, preferences and other terms of the Series F Convertible Preferred Stock set forth herein may be waived or amended on behalf of all holders of Series F Convertible Preferred Stock by the affirmative written consent or vote of the holders of at least 50 % of the shares of Series F Convertible Preferred Stock then outstanding.

signature page follows

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by the undersigned this 8th day of July, 2019.

XPRESSPA GROUP, INC.

By:	___________________________________
Name: Douglas Satzman
Title: Chief Executive Officer

EXHIBIT A

XPRESSPA GROUP, INC.

The undersigned hereby elects to convert the number of shares of Series F Convertible Preferred Stock, par value $0.01 per share (the “Series F Convertible Preferred Stock”), of XpresSpa Group, Inc., a Delaware corporation (the “Corporation”), indicated below into shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Corporation, as of the date specified below.

Date of Conversion:

Number of shares of Series F Convertible Preferred Stock to be converted:

Stock certificate no(s). of Series F Convertible Preferred Stock to be converted:

Tax ID Number (If applicable):

Please confirm the following information:

Series F Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Series F Convertible Preferred Stock are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Email address:

Authorization:

By:

Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF XPRESSPA

GROUP, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, XpresSpa Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is XpresSpa Group, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was January 9, 2006, under the name of Vringo, Inc. The name of the Corporation was changed to FORM Holdings Corp. by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on May 6, 2016. The name of the Corporation was changed to XpresSpa Group, Inc. by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on January 5, 2018.

2. The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment amends the Amended and Restated Certificate of Incorporation of the Corporation as follows:

The second sentence of Article Fourth of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“The total number of shares the Corporation shall have the authority to issue is one hundred sixty million (160,000,000) shares, one hundred fifty million (150,000,000) shares of which shall be Common Stock and ten million (10,000,000) shares of which shall be Preferred Stock.”

This Certificate of Amendment shall be effective on October 3, 2019 at 5:00 P.M. Eastern Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 3rd day of October, 2019.

XPRESSPA GROUP, INC.

By: /s/ Douglas Satzman_____________ Name: Douglas Satzman Title: Chief Executive Officer